                                                                   Exhibit 10.31
                         AMENDMENT NO. 6 TO AMENDED AND
                         ------------------------------
               RESTATED LOAN AGREEMENT, LIMITED WAIVER AND CONSENT
               ---------------------------------------------------

     AMENDMENT NO. 6 TO AMENDED AND RESTATED LOAN AGREEMENT, LIMITED WAIVER AND CONSENT dated as of December 31, 2001 (this "Amendment"), by and among MEDALLION
                                             ---------
FUNDING CORP., a New York corporation ("Borrower"), the lending institutions
                                        --------
that are listed on the signature pages hereto, FLEET NATIONAL BANK (f/k/a Fleet Bank, National Association), as a Bank ("Fleet"), as Swing Line Lender (the
                                         -----
"Swing Line Lender"), as Arranger and as Agent for the Banks (including any
 -----------------
successor, the "Agent"), amending the Loan Agreement (as defined below).

     WHEREAS, the Borrower, the banks and other lending institutions that from time to time are signatories thereto (including Assignees, collectively, the "Banks" and individually, a "Bank"), the Agent and the Swing Line Lender are
 -----                       ----
parties to an Amended and Restated Loan Agreement dated as of December 24, 1997 (as amended and in effect from time to time, the "Loan Agreement", capitalized
                                                  --------------
terms defined therein having the same meanings herein as therein), pursuant to which the Banks have extended credit to the Borrower on the terms and subject to the conditions set forth therein;

     WHEREAS, certain Events of Default have occurred; and

     WHEREAS, the Borrower has requested an amendment of, and, subject to the terms and conditions set forth herein, the Borrower, the Banks, the Agent and the Swing Line Lender have agreed to amend, certain provisions of the Loan Agreement and certain other Loan Documents, inter alia, and to waive certain
                                            ----- ----
Events of Default;

     NOW, THEREFORE, in consideration of the foregoing, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree to amend the Loan Agreement and the Borrower Security Agreement as follows:

     1.  Amendments to Definitions. Section 1.1 of the Loan Agreement is hereby
         -------------------------
amended by:

     (a) inserting the words "first priority" immediately prior to the words "perfected security interest" in the definition of "Medallion Rights";

     (b) inserting the words "a first priority perfected security interest in" immediately prior to the words "Medallion Rights" in the definition of "Eligible Medallion Loan";

     (c) inserting the words "first priority" immediately prior to the words "mortgage interest" in the definition of "Eligible Real Estate";

     (d) deleting the definition "Eligible Yellow Cab Loan" in its entirety;

     (e) deleting the following definitions in their entirety, and substituting in lieu thereof the following new definitions:

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                                       -2-

          "Additional Commitment Amount" shall have the meaning set forth in
           ----------------------------
     Section 12.3 hereof.

          "Adjusted Net Investment Income" shall mean, with respect to the
           ------------------------------
     Borrower and its Subsidiaries, the aggregate income (or loss), after realized gains on investments have been added thereto and realized losses on investments have been subtracted therefrom and net of unrealized appreciation or depreciation on investments, of the Borrower and its Subsidiaries for such period, which shall be an amount equal to net revenues and other proper items of income less the aggregate for the Borrower of any and all items that are treated as expenses under GAAP and, to the extent applicable thereto, the regulations of the SEC applicable to investment companies, after realized gains on investments have been added thereto and realized losses on investments have been subtracted therefrom and net of unrealized appreciation or depreciation on investments.

          "Applicable LIBO Margin" shall mean, (a) for the period commencing
           ----------------------
     with the Amendment No. 6 Effective Date and ending March 31, 2002, for any Payment Period during such period, the respective rates indicated below for Revolving Credit Loans and Term Loans which are LIBO Rate Loans opposite the applicable Pricing Level indicated below for such Payment Period (or as provided in the final paragraph of this definition, for part of a Payment Period):

                    Pricing Level             Applicable LIBO Margin
                    -------------             -----------------------
                                                (percent per annum)

                          1                            1.75%

                          2                            2.00%

                          3                            2.25%

     and (b) for the period commencing with April 1, 2002 and thereafter, for any Payment Period during such period, the respective rates indicated below for Revolving Credit Loans and Term Loans which are LIBO Rate Loans opposite the applicable Pricing Level indicated below for such Payment Period (or as provided in the final paragraph of this definition, for part of a Payment Period):

                    Pricing Level             Applicable LIBO Margin
                    -------------             -----------------------
                                                (percent per annum)


                          1                            2.25%

                          2                            2.50%

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                                       -3-

                          3                            2.75%

     provided that upon the Borrower obtaining either (a) an F3 (or better)
     --------
     rating from Fitch Investor's Services (or the equivalent rating from either Standard & Poor's Ratings Group or Moody's Investors Service, Inc.) for the Borrower's commercial paper, or (b) a BBB- (or better) rating from Fitch Investor's Services (or the equivalent rating from either Standard & Poor's Ratings Group or Moody's Investors Service, Inc.) for the Borrower's long term debt rating, the Applicable LIBO Margin shall decrease by 25 basis points at each Pricing Level, provided that in the event that the
                                   --------
     Applicable LIBO Margin is decreased by 25 basis points pursuant to clause
     (a) or (b) of this definition and following such decrease in the Applicable LIBO Margin, the Borrower's commercial paper rating decreases below F3 (or its equivalent) or the Borrower's long term debt rating decreases below BBB- (or its equivalent), the Applicable LIBO Margin shall increase by 25 basis points until such time as the Borrower satisfies the ratings required in such clause (a) or (b) again.

          Subject to and in accordance with the final paragraph of this definition, the Applicable LIBO Margin shall be effective as of the first date of each Payment Period (or in the circumstances described in the final paragraph of this definition, such portion of a Payment Period), provided
                                                                      --------
     that any change in the Applicable LIBO Margin as a result of the circumstances described in clause (a) or (b) above shall be effective upon the Agent receiving written notice from the Borrower that such condition has been met, whether or not such Payment Period coincides with an Interest Period for a LIBO Rate Loan; provided further that any change in the
                                  --------
     Applicable LIBO Margin as a result of the circumstances described in the proviso to such clauses (a) and (b) shall be effective upon the decrease of the applicable rating of the Borrower.

          Anything in this Agreement to the contrary notwithstanding, the Applicable LIBO Margin for a Payment Period shall be the highest rate provided for above if the certificate of the Borrower shall not be delivered when required by Section 6.1(f) hereof with respect to the portion of such Payment Period to which such certificate relates.

          "Borrower Obligations" shall mean, (i) all of the indebtedness,
           --------------------
     obligations and liabilities of the Borrower under any of the Loan Documents, (ii) Cash Management Items, and (iii) all indebtedness of the Borrower to a Bank permitted to be incurred pursuant to Section 8.2(g) of this Agreement, in each case whether direct or indirect, joint or several, fixed, absolute or contingent, matured or unmatured, liquidated or unliquidated, secured or unsecured, now existing or hereafter arising, created, assumed, incurred or acquired including (A) any obligation or liability in respect of any breach of any representation or warranty, and
     (B) all post-petition interest and funding losses.

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                                       -4-

          "Collateral" shall mean and include the assets, property or interests
           ----------
     in property of whatever nature whatsoever, real, personal or mixed, tangible or intangible, of the Borrower and MFCC, the stock of Media pledged by the Parent pursuant to the terms of the Parent Pledge Agreement and the stock of MFCC pledged by the Borrower pursuant to the terms of the Borrower Pledge Agreement, securing the Revolving Credit Loans, Swing Line Loans and/or Term Loans and all other property and interests in personal property that shall, from time to time, secure the Revolving Credit Loans, Swing Line Loans and/or Term Loans.

          "Dividends" shall mean for both the most recently completed fiscal
           ---------
     quarter of the Borrower and its Subsidiaries and the most recently completed four fiscal quarters of the Borrower and its Subsidiaries, the sum of all (a) paid cash dividends on Capital Stock of the Borrower and its Subsidiaries plus (b) accrued and unpaid cash dividends on Capital Stock of
                  ----
     the Borrower and its Subsidiaries.

          "EBIT" shall mean, with respect to the Borrower and its Subsidiaries
           ----
     for any period, the sum of (i) Adjusted Net Investment Income, plus (ii)
                                                                    ----
     Interest Expense, plus (iii) federal, state and local income taxes, if any,
                       ----
     of the Borrower and its Subsidiaries for such period, computed in accordance with GAAP, plus (iv) for the purposes of calculating EBIT of the
                           ----
     Borrower in Section 7.5 hereof for the fiscal quarter ending March 31, 2002, extraordinary non-recurring charges related to professional fees as further described on Schedule V hereto, provided that the aggregate of such
                          -------- -         --------
     charges shall not exceed $538,000.

          "Fee Letter" shall mean that certain letter agreement between the
           ----------
     Borrower and the Agent dated as of the Amendment No. 6 Effective Date.

          "Guarantor(s)" shall mean Media and/or MFCC, as the context requires.
           ------------

          "Guaranty(ies)" shall mean the separate Guaranties from each of the
           -------------
     Guarantors in favor of the Agent and the Banks, guaranteeing the payment and performance of the Borrower Obligations owing by the Borrower to the Agent and the Banks pursuant to the Loan Documents.

          "Indebtedness" shall mean as to any Person and whether recourse is
           ------------
     secured by or is otherwise available against all or only a portion of the assets of such Person and whether or not contingent, but without duplication, all items which, in accordance with GAAP, would be included in determining total liabilities as shown on the liability side of a balance sheet as at the date Indebtedness of such Person is to be determined (other than dividends on Capital Stock declared but not paid to the extent such dividends are not Restricted Payments), and including:

               (a) every obligation of such Person for money borrowed,

               (b) every obligation of such Person evidenced by bonds, debentures, notes or other similar instruments, including obligations incurred in connection with the acquisition of property, assets or businesses,

               (c) every reimbursement obligation (contingent or otherwise) of such Person with respect to letters of credit, bankers' acceptances or similar facilities issued for the account, or upon the application, of such Person,

               (d) every obligation of such Person issued or assumed as the deferred purchase price of property or services (including securities repurchase agreements but excluding trade accounts payable or accrued liabilities arising in the ordinary course of business which are not overdue or which are being contested in good faith),

               (e) every obligation of such Person under any Capitalized Lease,

               (f) every obligation of such Person under any Synthetic Lease,

               (g) all sales by such Person of (i) accounts or general intangibles for money due or to become due, (ii) chattel paper, instruments or documents creating or evidencing a right to payment of money or (iii) other receivables (collectively "receivables"), whether
                                                          -----------
          pursuant to a purchase facility or otherwise, other than in connection with the disposition of the business operations of such Person relating thereto or a disposition of defaulted receivables for collection and not as a financing arrangement, and together with any obligation of such Person to pay any discount, interest, fees, indemnities, penalties, recourse, expenses or other amounts in connection therewith,

               (h) every obligation of such Person (an "equity related purchase
                                                        ------ ------- --------
          obligation") to purchase, redeem, retire or otherwise acquire for
          ----------
          value any shares of Capital Stock issued by such Person or any rights measured by the value of such Capital Stock,

               (i) every obligation of such Person under any forward contract, futures contract, swap, option or other financing agreement or arrangement (including, without limitation, caps, floors, collars and similar agreements), the value of which is dependent upon interest rates, currency exchange rates, commodities or other indices (a "derivative contract"),
           ---------- --------

               (j) every obligation in respect of Indebtedness of any other entity (including any partnership in which such Person is a general partner) to the extent that such Person is liable therefor as a result of such Person's ownership interest in or other relationship with such entity, except to the extent that the terms of such Indebtedness provide that such Person is not liable therefor and such terms are enforceable under applicable law,

               (k) every obligation, contingent or otherwise, of such Person guaranteeing, or having the economic effect of guarantying or otherwise acting as surety for, any obligation of a type described in any of clause (a) through (j) (the "primary obligation") of another
                                              ------- ----------
          Person (the "primary obligor"), in any manner, whether directly or
                       ------- -------
          indirectly, and including,
          without limitation, any obligation of such Person (i) to purchase or pay (or advance or supply funds for the purchase of) any security for the payment of such primary obligation, (ii) to purchase property, securities or services for the purpose of assuring the payment of such primary obligation, or (iii) to maintain working capital, equity capital or other financial statement condition or liquidity of the primary obligor so as to enable the primary obligor to pay such primary obligation, and

               (l) all indebtedness for borrowed money secured by any Lien upon property owned by such Person (whether or not the holder of such indebtedness has any recourse against such Person).

          The "amount" or "principal amount" of any Indebtedness at any time of
               ------      --------- ------
          determination represented by (s) any letter of credit shall mean its face amount (excluding any reimbursement obligations with respect to any drawing under such a letter of credit which have been paid), (t) any Indebtedness, issued at a price that is less than the principal amount at maturity thereof, shall be the amount of the liability in respect thereof determined in accordance with GAAP, (u) any Capitalized Lease shall be the principal component of the aggregate of the rentals obligation under such Capitalized Lease payable over the term thereof that is not subject to termination by the lessee, (v) any sale of receivables shall be the amount of unrecovered capital or principal investment of the purchaser (other than Borrower or any of its wholly-owned Subsidiaries) thereof, excluding amounts representative of yield or interest earned on such investment, (w) any Synthetic Lease shall be the stipulated loss value, termination value or other equivalent amount, (x) any derivative contract shall be determined by the Agent in a manner consistent with its ordinary practices for valuing derivative contracts, (y) any equity related purchase obligation shall be the maximum fixed redemption or purchase price thereof inclusive of any accrued and unpaid dividends to be comprised in such redemption or purchase price and (z) any guaranty or other contingent liability referred to in clause (k) shall be an amount equal to the stated or determinable amount of the primary obligation in respect of which such guaranty or other contingent obligation is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof (assuming such Person is required to perform thereunder) as determined by such Person in good faith.

          "Initial Term" shall mean the period from and including the Effective
           ------------
     Date to and including June 28, 2002.

          "Interest Expense" shall mean, for any period with respect to the
           ----------------
     Borrower and its Subsidiaries, and calculated on a consolidated basis, all interest paid or scheduled to be paid (including amortization of original issue discount and non-cash interest payments or accruals and the interest component of Synthetic Leases or Capitalized Leases) by the Borrower and its Subsidiaries during such period on Indebtedness of the Borrower and its Subsidiaries.

          "Investment" in any Person shall mean any loan, advance, or extension
           ----------
     of credit to or for the account of; any guaranty, endorsement or other direct or indirect contingent liability in connection with the obligations, Capital Stock or dividends of; any ownership, purchase or acquisition of any assets, business, Capital Stock, obligations or securities of; or any other interest in or capital contribution to; such Person, but shall not include (a) any Loan, (b) any Investment permitted by Section 8.14 hereof and (c) any Portfolio Purchase. In determining the aggregate amount of Investments outstanding at any particular time: (a) the amount of any Investment represented by a guaranty shall be taken at not less than the principal amount of the obligations guaranteed and still outstanding; (b) there shall be included as an Investment all interest accrued with respect to Indebtedness constituting an Investment unless and until such interest is paid; (c) there shall be deducted in respect of each such Investment any amount received as a return of capital (but only by repurchase, redemption, retirement, repayment, liquidating dividend or liquidating distribution);
     (d) there shall not be deducted in respect of any Investment any amounts received as earnings on such Investment, whether as dividends, interest or otherwise, except that accrued interest included as provided in the foregoing clause (b) may be deducted when paid; and (e) there shall not be deducted from the aggregate amount of Investments any decrease in the value thereof.

          "Loan Documents" shall mean and include this Agreement, the Revolving
           --------------
     Credit Notes, the Swing Line Notes, the Security Agreements, any Mortgage Assignment, the Financing Statements, the Borrowing Base Certificates, the Fee Letter, the Guaranties, the Parent Pledge Agreement, the Borrower Pledge Agreement, the Collateral Agency Agreement and the Lockbox Agreements and each other document, instrument or agreement executed pursuant to, or in connection with, any Loan Document.

          "Media" shall mean Medallion Taxi Media, Inc., a New York corporation.
           -----

          "Net Income" shall mean, for any period, the gross revenues of
           ----------
     Borrower and its Subsidiaries, less (i) all realized and unrealized gains and losses on investments, (ii) all changes in loan loss reserve and (iii) all operating and nonoperating expenses (including, without limitation, Interest Expense and all fees and commissions, however designated, payable for management, administrative, or other services) of Borrower and its Subsidiaries for such period, derived in the ordinary course of its business, including all charges of a proper character (including current and deferred taxes on income, provision for taxes on income, and current additions to loan loss and other reserves), all determined on a basis consistent with prior years.

          "Parent Pledge Agreement" shall mean the Stock Pledge Agreement from
           -----------------------
     the Parent in favor of the Agent and the Banks, pledging the stock of Media as security for the obligations owing by the Borrower to the Agent and the Banks pursuant to the Loan Documents.

          "Pricing Level" shall mean, for any Payment Period, the respective
           -------------
     Pricing Level indicated below opposite the applicable Debt-Equity Ratio indicated below for such Payment Period (or as provided in the final paragraph of this definition, for part of a Payment Period):

     Range of
     Debt-Equity Ratio                              Pricing Level
     -----------------                              -------------

     Less than 2.0 to 1                                   1

     Greater than or equal to 2.0
     but less than 3.0 to 1                               2

     Greater than or equal to 3.0 to 1                    3

     The Debt-Equity Ratio for any Payment Period shall be determined in connection with the certificate required to be delivered to the Agent pursuant to Section 6.1(f) hereof setting forth, among other things, a calculation of the ratio of Total Liabilities to Tangible Net Worth (the "Debt-Equity Ratio") as at the last day of the fiscal quarter immediately preceding such Payment Period, each of which certificates shall be delivered together with the financial statements for the fiscal quarter on which such calculation is based; provided, that, in the case of the initial Payment Period, the calculation shall be based on the Debt-Equity calculation set forth in the certificate delivered by the Borrower to the Banks on or prior to the Amendment No. 6 Effective Date.

          "Restricted Payment" shall mean, with respect to the Borrower and its
           ------------------
     Subsidiaries, any of the following: (i) the payment of any dividend on or any distribution in respect of any Capital Stock of the Borrower and its Subsidiaries (other than the payment of the sum of (a) the minimum amount of Dividends required to be paid for the Borrower to retain its status as a regulated investment company pursuant to Section 851(a) of the Code, plus
                                                                          ----
     (b) the payment of Dividends required to be paid in order to avoid the imposition of income taxes pursuant to the Code), (ii) any defeasance, redemption, repurchase or other acquisition or retirement for value prior to scheduled maturity of any Indebtedness ranked pari passu or subordinate
                                                      ----------
     in right of payment to the Revolving Credit Notes, the Swing Line Notes or the Term Notes or of any Indebtedness having a maturity date prior to the maturity of the Revolving Credit Notes, the Swing Line Notes or the Term Notes (other than Permitted Debt and Indebtedness permitted by Sections 8.2(b) and (e) hereof), (iii) when paid (or when the proceeds of which are paid) to any Person during the continuance of any Default or Event of Default, any defeasance, redemption, repurchase or other acquisition or retirement for value prior to scheduled maturity of any Indebtedness permitted by Sections 8.2(b) and (e) hereof, (iv) the redemption, repurchase, retirement or other acquisition of any Capital Stock of the Borrower or any of its Subsidiaries or of any warrants, rights or options to purchase or acquire any Capital Stock of the Borrower or any of its Subsidiaries (other than pursuant to and in accordance with stock option plans and other benefit plans for management or employees of the Borrower and its Subsidiaries, in an aggregate amount not in excess of $500,000 during any 12-month period, provided that any such redemption,
                                 --------
     repurchase, retirement or other acquisition of any Capital Stock of the Borrower or any of its Subsidiaries or of any warrants, rights or options to purchase or acquire any Capital Stock of the Borrower or any of its Subsidiaries otherwise permitted by this parenthetical clause shall not be permitted following the occurrence and during the continuance of any Default or Event of Default), (v) any expenditure or the incurrence of any liability to make any expenditure for any Restricted Investment not permitted by Section 8.3 hereof, (vi) when incurred during the continuance of any Default or Event of Default any expenditure or the incurrence of any liability to make any expenditure for any Restricted Investment permitted by Section 8.3 hereof (other than Loans made in the ordinary course of business), (vii) the payment of any principal of, any interest on, or any amounts due in respect of, any Indebtedness not permitted by Section 8.2 hereof, (viii) the payment of any principal of or interest on, or any other amounts due in respect of, any Subordinated Debt (except to the extent otherwise approved by the Required Banks and the Agent), and (ix) the setting aside of any amount or other property for the payment of Indebtedness described above, including by means of a sinking fund, defeasance or other such payment.

          "Subsidiary" or "Subsidiaries" of Borrower shall mean any Person more
           ----------      ------------
     than 50% of the outstanding Voting Interests of which is at the time owned, directly or indirectly, by Borrower and/or by one or more of its Subsidiaries; provided, however, that the term "Subsidiary" shall be deemed
                                                     ----------
     to exclude all Subsidiaries the Tangible Net Worth of which constitute less than 5% of the Tangible Net Worth of the Borrower.

          "Tangible Net Worth" shall mean, with respect to the Borrower and its
           ------------------
     Subsidiaries, the sum of capital surplus, earned surplus, capital stock minus deferred charges, intangibles (including good will) and treasury stock, all determined in accordance with GAAP and, to the extent applicable thereto, the regulations of the United States Securities and Exchange Commission applicable to investment companies.

          "Total Intercompany Receivables" shall mean, with respect to the
           ------------------------------
     Borrower and its Subsidiaries, the sum of (a) the amount listed as "Intercompany Receivables" on the balance sheet of the Borrower and its Subsidiaries delivered to the Agent pursuant to Section 6.1(d) hereof, plus
                                                                            ----
     (b) to the extent not otherwise included, all amounts owed to the Borrower and any of its Subsidiaries by its Affiliates, plus (c) to the extent not
                                                    ----
     otherwise included, Investments by the Borrower or any of its Subsidiaries in its Affiliates.

          "Total Liabilities" shall mean and include, without duplication and
           -----------------
     with respect to the Borrower and its Subsidiaries, as of any date of calculation, (i) all items which, in accordance with GAAP, would be included in determining total liabilities as shown on the liability side of a balance sheet as at the date Indebtedness of the Borrower and its Subsidiaries is to be determined, other than dividends on Capital Stock declared but not paid to the extent such dividends are not Restricted Payments, (ii) any liability secured by any Lien on property owned or acquired by the Borrower or any of its Subsidiaries, whether or not such liability shall have been assumed by the Borrower or any of its Subsidiaries, (iii) guaranties, endorsements (other than for collection in the ordinary course of business), reimbursement obligations in respect of undrawn letters of credit and other contingent obligations of the Borrower or any of its Subsidiaries in respect of the obligations of others, and (iv) all obligations of the Borrower or any of its Subsidiaries in respect of derivative contracts (as defined in clause (i) of the definition of Indebtedness).

          "Voting Interests" shall mean securities, as defined in Section
           ----------------
     2(a)(1) of the Securities Act of 1933, as amended, of any class or classes, the holders of which are ordinarily, in the absence of contingencies, entitled to vote for the election of the directors (or Persons performing similar functions) of the corporation, association, trust, partnership, joint venture or other business entity involved, whether or not the right to so vote exists by reason of the happening of a contingency. References in this Agreement to percentages of Voting Interests, unless otherwise noted, refer to percentages of votes to which such Voting Interests are entitled in the election of directors (or Persons performing similar functions) rather than to the number of shares.;

     (f) deleting the following definitions in their entirety, and substituting in lieu thereof the following new definitions:

         "Eligibility Requirements" with respect to any Loan, shall mean the
          ------------------------
     following requirements:

         (a) such Loan is made to, and is a recourse obligation of, the Person to whom such Loan is made;

         (b) such Loan is a Domestic Loan;

         (c) such Loan is in compliance with the SBI Act and all SBA
     Regulations promulgated thereunder and, after giving effect to such Loan, the Borrower and its business and operations, taken as a whole, are in compliance with the SBI Act and all SBA Regulations promulgated thereunder;

         (d) such Loan is pledged in accordance with Section 2.1 of the Borrower Security Agreement;

         (e) the representations, warranties and covenants contained in Section
     4.1 of the Borrower Security Agreement are true and correct, and have been complied with, with respect to such Loan;

         (f) the Agent, on behalf of the Banks, has a perfected, first priority security interest in such Loan; and

         (g) the monetary terms, payment terms, financial covenants, negative covenants and any other material terms governing such Loan have not been amended, modified or waived more than once in any 12-month period on account of the Person to whom such Loan was made being unable to comply (for whatever reason) with such terms.

          "Net Cash Proceeds" shall mean, with respect to (a) any Debt Offering
           -----------------
     or Equity Offering, the excess of the gross cash proceeds received by the Borrower or any of its Subsidiaries from such Debt Offering or Equity Offering after deduction of reasonable and customary transaction expenses actually incurred in connection with such Debt Offering or Equity Offering, and (b) any sale, disposition or transfer of assets by the Borrower or any of its Subsidiaries or of any of the Capital Stock of Media by the Parent, the net cash proceeds received by the Borrower or any of its Subsidiaries or, in the case of any of the Capital Stock of Media, by the Parent in respect thereof, less all reasonable out-of-pocket fees, commissions and other reasonable and customary expenses actually incurred in connection with such asset sale, including the amount of income, franchise, sales and other applicable taxes required to be paid by the Borrower, such Subsidiary or the Parent in connection with such sale, disposition or transfer.

          "Senior Debt" shall mean the sum of (a) all Indebtedness of the
           -----------
     Borrower under this Agreement, plus (b) all CP Debt of the Borrower, plus
                                    ----                                  ----
     (c) all Senior Note Debt of the Borrower, plus (d) all Indebtedness of the
                                               ----
     Borrower incurred in accordance with Section 8.2(g) hereof, including without limitation, the face amount of all letters of credit issued pursuant thereto (excluding any reimbursement obligations with respect to any drawing under such a letter of credit which have been paid).; and

     (g) inserting, in the places required by alphabetical order, the following new definitions:

          "Agent's Fee" shall mean all fees due to the Agent pursuant to Section
           -----------
     3.1(b) hereof.

          "Amendment No. 6" shall mean Amendment No. 6 to the Amended and
           ---------------
     Restated Loan Agreement, Limited Waiver and Consent dated as of December 31, 2001 among the Borrower, the Agent, the Swing Line Lender and the Banks.

          "Amendment No. 6 Effective Date" shall mean the "Effective Date", as
           ------------------------------
     defined in Amendment No. 6.

          "Applicable Prime Rate Margin" shall mean, (a) for the period
           ----------------------------
     commencing with the Amendment No. 6 Effective Date and ending March 31, 2002, zero; and (b) for the period commencing April 1, 2002 and thereafter, for any Payment Period during such period, the respective rates indicated below for Revolving Credit Loans and Term Loans which are Prime Rate Loans opposite the applicable Pricing Level indicated below for such Payment Period (or as provided in the final sentence of this definition, for part of a Payment Period):

                    Pricing Level              Applicable Prime Rate Margin
                    -------------              ----------------------------
                                                    (percent per annum)

                          1                            0.25%

                          2                            0.50%

                          3                            0.75%

     Subject to and in accordance with the final sentence of this definition, the Applicable Prime Rate Margin shall be effective as of the first date of each Payment Period (or in the circumstances described in the final sentence of this definition, such portion of a Payment Period). Anything in this Agreement to the contrary notwithstanding, in the event that the certificate of the Borrower required by Section 6.1(f) hereof shall not be delivered when required by such Section 6.1(f), the Applicable Prime Rate Margin for a Payment Period shall be the highest rate provided for in the table above until such time as such certificate is actually delivered.

          "Borrower Pledge Agreement" shall mean the Stock Pledge Agreement from
           -------------------------
     the Borrower in favor of the Agent and the Banks, pledging the stock of MFCC as security for the obligations owing by the Borrower to the Agent and the Banks pursuant to the Loan Documents.

          "Capitalized Lease" shall mean any lease under which the Borrower or
           -----------------
     any of its Subsidiaries is the lessee or obligor, the discounted future rental payment obligations under which are required to be capitalized on the balance sheet of the lessee or obligor in accordance with GAAP.

          "Cash Equivalents" shall mean as to the Borrower and its Subsidiaries,
           ----------------
     (a) securities issued or directly and fully guaranteed or insured by the United States of America and having a maturity of not more than six (6) months from the date of acquisition; (b) certificates of deposit, time deposits and eurodollar time deposits with maturities of six (6) months or less from the date of acquisition, bankers' acceptances with maturities not exceeding six (6) months and overnight bank deposits, in each case, (i) with any Bank or (ii) with any domestic commercial bank organized under the laws of the United States of America or any state thereof, in each case having a rating of not less than A or its equivalent by Standard & Poor's Ratings Group or any successor and having capital and surplus in excess of $1,000,000,000; (c) repurchase obligations with a term of not more than seven (7) days for underlying securities of the types described in clauses
     (a) and (b) above; and (d) any commercial paper or finance company paper issued by (i) any Bank or any holding company controlling any Bank or (ii) any other Person that is rated not less than "P-1" or "A-1" or their equivalents by Moody's Investors Service, Inc. or Standard & Poor's Ratings Group or their successors.

          "Cash Management Items" shall mean all fees and other amounts owing to
           ---------------------
     the Agent by the Borrower related to cash management and similar services, returned checks or other items, or the reversal or withdrawal of any provisional or other credits granted by the Agent, or by any other financial institution which has entered into a Lockbox Agreement with the Agent (including without limitation actual amounts returned by the Agent as the result of any such return, reversal or withdrawal).

          "DeMinimis Accounts" shall have the meaning set forth in Section 6.21
           ------------------
     hereof.

          "Fleet Concentration Account" shall have the meaning set forth in
           ---------------------------
     Section 6.21.1 hereof.

          "Financing Statements" shall mean the Borrower Financing Statements
           --------------------
     and the MFCC Financing Statements.

          "Lockbox Agreements" shall have the meaning set forth in Section
           ------------------
     6.21.1 hereof.

          "MFCC" shall mean Medallion Funding Chicago Corp., a Delaware
           ----
     corporation.

          "MFCC Financing Statements" shall mean financing statements approved
           -------------------------
     for filing in accordance with the Uniform Commercial Code, and all other titles, certificates, assignments and other documents, including, but not limited to, the Mortgage Assignments, that the Agent or any Bank may require to perfect the security interests to be granted under the MFCC Security Agreement.

          "MFCC Security Agreement" shall mean the Security Agreement to be
           -----------------------
     entered into by February 20, 2002, between MFCC and the Agent for the benefit of the Banks, the Agent and the CP Holders, in form and substance satisfactory to the Agent, as the same may be amended or supplemented from time to time.

          "Payment Period" shall mean (a) initially, the period commencing on
           --------------
     the Amendment No. 6 Effective Date and ending on the later of February 14, 2002 or the date of the actual receipt by the Agent of the certificate required to be delivered by the Borrower on or before such date pursuant to
     Section 6.1(f) hereof, and (b) thereafter, the period commencing on the date immediately succeeding the last day of the prior Payment Period to, but not including, the fifth Business Day after the earlier of the due date of the next certificate required to be delivered by the Borrower to the Agent pursuant to Section 6.1(f) hereof or the date of the actual receipt by the Agent of such certificate.

          "Security Agreements" shall mean the Borrower Security Agreement and
           -------------------
     the MFCC Security Agreement.

          "Synthetic Lease" shall mean any lease of goods or other property,
           ---------------
     whether real or personal, which is treated as an operating lease under GAAP and as a loan or financing for U.S. income tax purposes.

          "Yellow Cab Transfer" shall have the meaning set forth in Section 8.11
           -------------------
     hereof.

     2.  Amendment of Section 2.1 of the Loan Agreement. Section 2.1 of the Loan
         ----------------------------------------------
Agreement is hereby amended by (a) inserting the following new sentence at the end of Section 2.1(c)(i):

         "Notwithstanding the requirements of the foregoing paragraph, in the event that any Cash Management Item is returned, a Swing Line Loan shall be deemed to automatically be made in an amount equal to such returned Cash Management Item, regardless of whether the conditions for making a Swing Line Loan described in the foregoing paragraph are met.";

     (b) deleting the first sentence of Section 2.1(c)(ii) in its entirety and replacing it with the following new first sentence:

          "Other than Swing Line Loans made with respect to returned Cash Management Items, the Swing Line Lender shall not be obligated to make any Swing Line Loan at a time when any Bank shall be in default of its obligations under this Agreement unless arrangements to eliminate the Swing Line Lender's risk with respect to such defaulting Bank's participation in such Swing Line Loan shall have been made for the benefit of the Swing Line Lender and such arrangements are in all respects satisfactory to the Swing Line Lender.";

     and (c) inserting the following new Section 2.1(d) in proper alphabetical order:

         "(d) Reallocations upon Assignment to New Banks. Any new Revolving
              ------------------------------------------
     Credit Commitment, increase in Revolving Credit Commitment, new Bank Loans or increase in Bank Loans provided by any new Bank or Bank which is a Bank as of the Amendment No. 6 Effective Date in accordance with Section 12.2 hereof, shall be used to reduce the Revolving Credit Commitments and outstanding Bank Loans of each other Bank desiring to have its Revolving Credit Commitment and outstanding Bank Loans reduced, pro rata in
                                                           --- ----
     accordance with such other Bank's Percentage or, in the event that one or more Banks opt not to have their Revolving Credit Commitments and outstanding Bank Loans reduced, by an amount equal, in the case of each Bank desiring to have its Revolving Credit Commitment reduced, to (i)(A) such Bank's Revolving Credit Commitment (or outstanding Bank Loans) divided by (B) the sum of the Revolving Credit Commitments (or outstanding Bank Loans) of all Banks desiring to have their Revolving Credit Commitments and outstanding Bank Loans reduced, multiplied by (ii) the amount of the Revolving Credit Commitment (or outstanding Bank Loans) of such new Bank or, as the case may be, any increase in an existing Bank's Revolving Credit Commitment (or outstanding Bank Loans); provided that the Banks'
                                             --------
     Percentages shall be correspondingly adjusted, each new Bank or existing Bank increasing its Revolving Credit Commitment (or outstanding Bank Loans) shall make all (if any) such payments to the other Banks as may be necessary to result in the Bank Loans made by such Bank being equal to such Bank's new Percentage (as then in effect) of the aggregate principal amount of all Bank Loans outstanding to the Borrower as of such date), and Notes shall be issued or amended and such other changes shall be made to the Loan

     Documents, as necessary, to reflect any such changes to the Banks' Revolving Credit Commitments and outstanding Bank Loans."

     3.  Amendment of Section 2.2 of the Loan Agreement. Section 2.2 of the Loan
         ----------------------------------------------
Agreement is hereby amended by adding the words "plus the Applicable Prime Rate Margin" immediately following the words "Prime Rate" in clauses (c)(i)(a) and
(c)(iii)(a) of Section 2.2, respectively.

     4.  Amendment of Section 2.3 of the Loan Agreement. Section 2.3 of the Loan
         ----------------------------------------------
Agreement is hereby amended by adding the following new paragraph immediately following the final paragraph of Section 2.3(a) of the Loan Agreement:

          "Notwithstanding the foregoing, the Borrower shall give the Agent fifty (50) days prior written notice of the requested borrowing date for any Revolving Credit Loan or Swing Line Loan, the amount of which would, when added to the amount of all Bank Loans outstanding and all other Bank Loans requested (in each case as of the date of request), exceed $160,000,000."

     5.  Amendment of Section 2.4 of the Loan Agreement. Section 2.4 of the Loan
         ----------------------------------------------
Agreement is hereby amended by deleting Section 2.4(b) in its entirety and substituting the following new Section 2.4(b) in lieu thereof:

          "(b) (i) On July 1, 2001 (the "First Revolver Reduction Date"), the
                                         -----------------------------
     Aggregate Revolving Credit Commitment shall be irrevocably reduced to $208,000,000, (ii) on October 1, 2001 (the "Second Revolver Reduction
                                                 -------------------------
     Date"), the Aggregate Revolving Credit Commitment shall be irrevocably
     ----
     reduced to $200,000,000, (iii) on January 1, 2002 (the "Third Revolver
                                                             --------------
     Reduction Date"), the Aggregate Revolving Credit Commitment as in effect on
     --------------
     such date shall be irrevocably reduced to $190,000,000, (iv) on the date on which this Section 2.4(b) becomes effective pursuant to Section 45(b) of Amendment No. 6 (the "Fourth Revolver Reduction Date"), the Aggregate
                           ------------------------------
     Revolving Credit Commitment as in effect on such date shall be $160,000,000, and (v) on April 1, 2002 (the "Fifth Revolver Reduction
                                                  ------------------------
     Date", and together with the First Revolver Reduction Date, the Second
     ----
     Revolver Reduction Date, the Third Revolver Reduction Date and the Fourth Revolver Reduction Date, the "Revolver Reduction Dates"), the Aggregate Revolving Credit Commitment as in effect on such date shall be irrevocably reduced to $150,000,000. The reductions in the Aggregate Revolving Credit Commitment required by this subsection (b) shall be in addition to any reductions in the Aggregate Revolving Credit Commitment resulting from mandatory prepayments required to be paid in accordance with Section 2.5(e) hereof or from any other prepayments (whether voluntary or otherwise) made by the Borrower. Each such reduction shall be accompanied by repayment of the Bank Loans, together with accrued interest thereon, to the extent (if any) that the aggregate principal amount of the Revolving Credit Loans and Swing Line Loans outstanding exceeds the amount of the Aggregate Revolving Credit Commitment after taking into account the Aggregate Revolving Credit Commitment as then reduced. All such repayments shall be applied to the Bank Loans in accordance with the terms of Section 2.5(e)(v) hereof. Each reduction of the Aggregate Revolving Credit Commitment pursuant to this
     Section 2.4(b) shall be applied pro rata among the Banks in proportion to
                                     --- ----
     their Percentages in order to reduce each Bank's Revolving Credit Commitment and to reduce the aggregate principal amount of the Revolving Credit Loans then outstanding and owing to such Bank."

     6.  Amendment of Section 2.5 of the Loan Agreement. Section 2.5 of the Loan
         ----------------------------------------------
Agreement is hereby amended by:

     (a) deleting the first sentence of Section 2.5(c)(ii) in its entirety and substituting the following new sentence in lieu thereof:

         "If, at any time, (A) the aggregate unpaid balance of all Swing Line Loans plus the aggregate unpaid balance of all Revolving Credit Loans plus
           ----                                                            ----
     the aggregate unpaid balance of all Term Loans made to the Borrower shall exceed the Borrowing Base, or (B) the aggregate unpaid balance of all Senior Debt shall exceed the Borrowing Base, within five days of the first day there exists any such deficiency the Borrower shall (1) make payment to the Agent (to be applied against Borrower's Swing Line Loans first, then Revolving Credit Loans and then Term Loans in such order or preference as the Agent shall determine) in an amount necessary to eliminate such excess, together with accrued interest thereon to the date of prepayment as provided in Section 2.2(c) hereof, and (2) deliver a Borrowing Base Certificate showing compliance with Section 7.3 hereof, as well as a borrowing base certificate under the Financial Agreement showing Medallion Financial's compliance with Section 7.3 of the Financial Agreement, as of the date such excess is repaid."; and

     (b) deleting Section 2.5(e) in its entirety and substituting the following new Section 2.5(e) in lieu thereof:

     "(e)(i) Promptly following the occurrence of any Equity Offering or Debt Offering of the Borrower or any of its Subsidiaries (following the obtaining of any necessary consents or approvals hereunder or under any other applicable agreements, including the Financial Agreement, the Note Purchase Agreement and the Collateral Agency Agreement, for such Equity Offering or Debt Offering), the Borrower shall repay (or cause any of its applicable Subsidiaries to repay) (1) outstanding Bank Loans (with the Revolving Credit Commitment of each Bank being irrevocably reduced by an amount equal to the amount of the repayment to be made to it pursuant to this Section 2.5(e)(i) and in accordance with the terms of Section 2.5(e)(v) hereof, and the Aggregate Revolving Credit Commitment being irrevocably reduced by an aggregate amount equal to the sum of the reductions of individual Revolving Credit Commitments required to be made by this parenthetical), (2) the principal amounts outstanding under the Senior Notes, (3) the principal amounts outstanding of the CP Debt, and (4) the outstanding principal amount of Indebtedness of the Borrower permitted pursuant to Section 8.2(g) hereof, in an amount equal to one hundred percent (100%) of the Net Cash Proceeds of such Equity Offering or Debt Offering, with such Net Cash Proceeds being allocated among the Banks, the Swing Line

     Lender, the Agent, the CP Holders, the Senior Noteholders and the holders of the Indebtedness described in clause (4) of this paragraph (e)(i) on a pro rata basis in accordance with the provisions of Section 5 of the
     --- ----
     Intercreditor Agreement. In the event that any Net Cash Proceeds remain after applying the Net Cash Proceeds in the manner contemplated above ("Excess Funding Proceeds"), such Excess Funding Proceeds shall be transferred to the Operating Account.

          (ii) Promptly following the occurrence of any sale, transfer or disposition of Media's Capital Stock by the Parent (following the obtaining of any necessary consents or approvals hereunder or under any other applicable agreements, including the Financial Agreement, the Note Purchase Agreement and the Collateral Agency Agreement, for such sale, transfer or disposition), the Borrower shall cause the Parent to transfer the Net Cash Proceeds thereof to the Borrower in order to enable the Borrower to repay, if and to the extent permitted by the Financial Agreement and the Collateral Agency Agreement, (1) outstanding Bank Loans (with the Revolving Credit Commitment of each Bank being irrevocably reduced by an amount equal to the amount of the repayment to be made to it pursuant to this Section 2.5(e)(ii) and in accordance with the terms of Section 2.5(e)(v) hereof and the Aggregate Revolving Credit Commitment being irrevocably reduced by an aggregate amount equal to the sum of the reductions of individual Revolving Credit Commitments required to be made by this parenthetical), (2) outstanding loans under the Financial Agreement, (3) the principal amounts outstanding under the Senior Notes, (4) the principal amounts outstanding with respect to the CP Debt, and (5) the outstanding principal amount of Indebtedness of the Borrower permitted pursuant to Section 8.2(g) hereof, in an amount equal to one hundred percent (100%) of the Net Cash Proceeds of such sale, transfer or disposition, with such Net Cash Proceeds being allocated among the Banks, the Swing Line Lender, the Agent, the Senior Noteholders, the CP Holders and the holders of the Indebtedness described in clause (5) of this Section 2.5(e)(ii) on a pro rata basis in accordance
                                                   --- ----
     with the provisions of Section 5.3 of the Collateral Agency Agreement.

          (iii) Promptly following the occurrence of any sale, transfer or disposition of Loans or other assets of the Borrower or any of its Subsidiaries (following the obtaining of any necessary consents or approvals hereunder or under any other applicable agreements, including the Financial Agreement, the Note Purchase Agreement and the Collateral Agency Agreement, for such sale, transfer or disposition), the Borrower shall repay (1) outstanding Bank Loans (and, except for transfers permitted by Section 8.3(f)(i) hereof with the Revolving Credit Commitment of each Bank being irrevocably reduced by an amount equal to the amount of the repayment to be made to it pursuant to this Section 2.5(e)(iii) and in accordance with the terms of Section 2.5(e)(v) hereof, and the Aggregate Revolving Credit Commitment being irrevocably reduced by an aggregate amount equal to the sum of the reductions of individual Revolving Credit Commitments required to be made by this parenthetical), (2) the principal amounts outstanding under the Senior Notes, (3) the principal amounts outstanding of the CP Debt, and (4) the outstanding principal amount of Indebtedness of the Borrower permitted pursuant to Section

     8.2(g) hereof, in an amount equal to one hundred percent (100%) of the Net Cash Proceeds of such sale, transfer or disposition, with such Net Cash Proceeds being allocated among the Banks, the Swing Line Lender, the Agent, the CP Holders, the Senior Noteholders and the holders of the Indebtedness described in clause (4) of this Section 2.5(e)(iii) on a pro rata basis in
                                                              --- ----
     accordance with the provisions of Section 5 of the Intercreditor Agreement. In the event that any Net Cash Proceeds remain after applying the Net Cash Proceeds in the manner contemplated above ("Excess Asset Proceeds"), such Excess Asset Proceeds shall be transferred to the Operating Account.

          (iv) In the event that, with respect to any fiscal quarter ending on or after December 31, 2001, the Borrower seeks to pay Dividends in excess of ninety percent (90%) of the Adjusted Net Investment Income of the Borrower for such fiscal quarter (the amount of such excess Dividends is hereafter referred to as the "Excess Dividends"), the Borrower shall give 14 days prior written notice to the Agent of such intention, and concurrently with the payment of such Excess Dividends, the Borrower shall repay (1) outstanding Bank Loans (with the Revolving Credit Commitment of each Bank being irrevocably reduced by an amount equal to the amount of any repayment to be made to it pursuant to this Section 2.5(e)(iv) and in accordance with the terms of Section 2.5(e)(v) hereof, and the Aggregate Revolving Credit Commitment being irrevocably reduced by an aggregate amount equal to the sum of the reductions of individual Revolving Credit Commitments required to be made by this parenthetical), (2) the principal amounts outstanding under the Senior Notes, and (3) outstanding Indebtedness of the Borrower permitted pursuant to Section 8.2(g) hereof, in an amount equal to the greater of Payment Amount One or Payment Amount Two (the "Dividend Prepayment"), with such Dividend Prepayment being allocated among the Banks, the Agent, the Senior Noteholders and the holders of the Indebtedness described in clause (3) of this paragraph
     (e)(iv) on a pro rata basis in accordance with the percentage interest that
                  --- ----
     each such Person holds of the sum of the outstanding Term Loans, plus the
                                                                      ----
     Swing Line Commitment, plus the sum of the Revolving Credit Commitment for
                            ----
     each Bank whose Revolving Credit Commitment is not $0, plus the principal
                                                            ----
     amounts outstanding under the Senior Notes, plus the outstanding principal
                                                 ----
     amount of Indebtedness of the Borrower permitted pursuant to Section 8.2(g). Together with the payment of any Dividend Prepayment, the Borrower shall deliver to the Agent and the Banks a certificate in substantially the form of Exhibit X hereto demonstrating compliance with the calculations set
             ------- -
     forth above.

          (v)  With respect to all payments pursuant to subsections (i) through
     (iv) above, each such payment shall be applied first, to outstanding Swing Line Loans, second, to outstanding Prime Rate Loans of the Borrower, whether Revolving Credit Loans or Term Loans, in accordance with the provisions of Section 2.5(d) hereof, and third, to outstanding LIBO Rate Loans of the Borrower, whether Revolving Credit Loans or Term Loans, in accordance with the provisions of Section 2.5(d) hereof, with any prepayment of LIBO Rate Loans being subject to Section 2.11 hereof; provided, however, that the Borrower may request to avoid such breakage
     --------  -------
     costs (with the determination as to whether to agree with such request being made by the Agent in its sole discretion) that one or more such payments be made by providing to the Agent cash in an amount sufficient to cash collateralize such LIBO Rate Loans (with the Borrower not to be deemed to have paid such LIBO Rate Loans until such cash has been applied to such LIBO Rate Loans) and otherwise in accordance with Section 2.B.1.3(b) hereof. Each payment pursuant to this Section 2.5(e) shall be applied pro rata among the Banks
                                                      --- ----
     in proportion to their Percentages, and, with respect to payments made pursuant to Section 2.5(e)(i), Section 2.5(e)(ii), Section 2.5(e)(iii), and
     Section 2.5(e)(iv) hereof, with the Revolving Credit Commitment of any Bank whose Revolving Credit Commitment is not $0 being irrevocably reduced by an amount equal to the amount of the repayment made to it pursuant to this
     Section 2.5(e) and the Aggregate Revolving Credit Commitment being irrevocably reduced by an aggregate amount equal to the sum of the reductions of individual Revolving Credit Commitments (if any) being made in accordance with the requirements of this Section 2.5(e)."

     7.  Amendment of Section 2.6 of the Loan Agreement. Section 2.6 of the Loan
         ----------------------------------------------
Agreement is hereby amended by deleting Section 2.6 in its entirety and substituting the following new Section 2.6 in lieu thereof:

         "Section 2.6. Interest after Default.
                       ----------------------

         2.6.1. Overdue Amounts. Overdue principal and (to the extent permitted
                ---------------
     by applicable law) interest on the Bank Loans and all other overdue amounts payable hereunder or under any of the other Loan Documents shall bear interest compounded monthly and payable on demand at a rate per annum equal to two percent (2%) plus the rate of interest then applicable thereto (or,
                         ----
     if no rate of interest is then applicable thereto, the Prime Rate) until such amount shall be paid in full (after as well as before judgment).

         2.6.2. Amounts Not Overdue. During the continuance of a Default or an
                -------------------
     Event of Default under Section 9.1(a), (b) or (c) hereof, the principal of the Bank Loans not overdue shall, until such Default or Event of Default has been cured or remedied or such Default or Event of Default has been waived pursuant to Section 10.2 hereof, bear interest at a rate per annum equal to two percent (2%) plus the rate of interest otherwise applicable to
                               ----
     such Bank Loans pursuant to Section 2.2(c) hereof.

         2.6.3. Calculation of Default Interest. The rate of interest to be
                -------------------------------
     charged under Section 2.6.1 or Section 2.6.2 hereof (in either case, a "Default Rate") shall be computed on the basis of a 360-day year for the actual number of days elapsed. If the Default Rate is to be based on the Prime Rate, the Prime Rate to be charged shall change when and as the Prime Rate is changed, and any such change in the Prime Rate shall become effective at the opening of business on the day on which such change is adopted. At the end of the applicable Interest Period for a LIBO Rate Loan on which the Default Rate is being charged, such LIBO Rate Loan shall be automatically converted to a Prime Rate Loan, and the Default Rate to be charged in respect of such Loan shall be computed based on the Prime Rate.

          2.6.4. Special Provisions. Notwithstanding the foregoing, the Default
                 ------------------
     Rate shall not be charged for the period commencing with the day following the Amendment No. 6 Effective Date through March 15, 2002, provided that no Default or Event of Default shall occur and be continuing other than those described in Section 33 of Amendment No. 6."

     8.  Amendment of Section 2.14 of the Loan Agreement. Section 2.14 of the
         -----------------------------------------------
Loan Agreement is hereby amended by adding the following new sentence at the end thereof:

          "Notwithstanding the foregoing, the Borrower shall not grant a participation to any Subsidiary or Affiliate of the Borrower in any Medallion Loan originated by the Borrower."

     9.  Amendment of Article 2A of the Loan Agreement. Article 2A of the Loan
         ---------------------------------------------
Agreement is hereby deleted in its entirety and the following new Article 2A is substituted in lieu thereof:

         "Article 2A. Collateral Security; Guaranties. The Borrower Obligations
                      -------------------------------
     under this Agreement shall be secured by a perfected first priority security interest (subject only to Liens permitted hereunder and entitled to priority under applicable law (including Liens in favor of the "Agent" (as defined in the Financial Agreement) under the Financial Agreement to secure the obligations thereunder) and to the requirements of the Collateral Agency Agreement and the Intercreditor Agreement) in substantially all of the assets of the Borrower and MFCC, whether now owned or hereafter acquired and wherever located, pursuant to the terms of (1) the Security Agreements, including a pledge by the Borrower of one hundred percent (100%) of the capital stock owned by the Borrower of each of its Subsidiaries, subject to limitations imposed by applicable law with respect to any particular Subsidiary, and to the receipt of consents (including lender consents) as may be required under other loan documents for any particular Subsidiary, provided that the Borrower shall have used its best
                            --------
     efforts to obtain such consents, with the Borrower acknowledging that the pledge of (and subsequent enforcement of the security interest in) the stock of Media requires no such consent, and (2) the Lockbox Agreements upon the Borrower's compliance with Section 6.21.1 hereof. The Borrower Obligations under this Agreement and the other Loan Documents shall also be guaranteed by the Guarantors pursuant to the terms of the Guaranties (subject, in the case of Media, to the terms of the Collateral Agency Agreement and in the case of MFCC, to the terms of the Intercreditor Agreement); provided, however, that the Guaranty with respect to Media
                 --------  -------
     shall provide that, with the prior written consent of the Agent and the Required Banks, which consent shall not be conditioned on any requirement to repay Indebtedness, such Guaranty of Media shall be released upon any sale, transfer, public offering, merger, consolidation or other similar event involving the change of at least 33% of the legal and beneficial ownership of Media."

     10. Addition of Article 2B of the Loan Agreement. The Loan Agreement is
         --------------------------------------------
hereby amended by adding the following new Article 2B:

          "Article 2B.1. Allocation of Funds in the Fleet Concentration Account
                         ------------------------------------------------------
     and Repayments of Revolving Credit Loans Prior to Event of Default.
     ------------------------------------------------------------------

               2B.1.1. Credit for Funds Received in Concentration Account. (a)
                       --------------------------------------------------
          All funds and cash proceeds in the form of money, checks and like items received in the Fleet Concentration Account as contemplated by
          Section 6.21 hereof shall be credited, on the same Business Day on which the Agent determines that good collected funds have been received, and, prior to the receipt of good collected funds, on a provisional basis until final receipt of good collected funds, and applied as contemplated by Section 2B.1.2 or 2B.1.3 hereof, as the case may be, (b) all funds and cash proceeds in the form of a wire transfer received in the Fleet Concentration Account as contemplated by Section 6.21 hereof shall be credited on the same Business Day as the Agent's receipt of such amounts (or on such later date as the Agent determines that good collected funds have been received), and transferred as contemplated by Section 2B.1.2 hereof or, as the case may be, applied as contemplated by Section 2B.1.3 hereof, and (c) all funds and cash proceeds in the form of an automated clearing house transfer received in the Fleet Concentration Account as contemplated by Section 6.21 hereof shall be credited, on the next Business Day following the Agent's receipt of such amounts (or on such later date as the Agent determines that good collected funds have been received), and transferred as contemplated by Section 2B.1.2 hereof or, as the case may be, applied as contemplated by Section 2B.1.3 hereof. For purposes of the foregoing provisions of this Section 2B.1.1, the Agent shall not be deemed to have received any such funds or cash proceeds on any day unless received by the Agent before 2:30 p.m. (Boston time) on such day. The Borrower further acknowledges and agrees that any such provisional credits or credits in respect of wire or automatic clearing house funds transfers shall be subject to reversal if final collection in good funds of the related item is not received by, or final settlement of the funds transfer is not made in favor of, the Agent in accordance with the Agent's customary procedures and practices for collecting provisional items or receiving settlement of funds transfers.

               2B.1.2. Transfer to Operating Account Prior to Event of Default
                       -------------------------------------------------------
          and Request of the Agent that Such Transfers Cease. Amounts received
          --------------------------------------------------
          in the Fleet Concentration Account which are determined by the Agent in its sole discretion to be good collected funds shall be transferred to the Operating Account on a daily basis, so long as neither (a) an Event of Default has occurred of which the account officers of the Agent active on the Borrower's accounts have knowledge, nor (b) has a determination been made by the Agent that the funds contained in the Fleet Concentration Account shall be applied to the Borrower Obligations as contemplated by Section 2B.1.3 or Section 2B.2 hereof. The Borrower shall be permitted to invest funds transferred to the Operating Account pursuant to this Section 2B.1.2 in Cash Equivalents.

               2B.1.3. Application of Payments Prior to Event of Default, but
                       ------------------------------------------------------
          Following The Agent's Determination That Funds Contained In the Fleet
          ---------------------------------------------------------------------
          Concentration Account Are To Be Applied To The Borrower Obligations.
          -------------------------------------------------------------------

               (a) Prior to the occurrence of an Event of Default of which the account officers of the Agent active on the Borrower's accounts have knowledge, but following the Agent's determination (which may be made by the Agent in its sole discretion) that funds contained in the Fleet Concentration Account are to be applied to the Borrower Obligations, all funds transferred to the Fleet Concentration Account and for which the Borrower has received credits shall be allocated among the Banks, the Swing Line Lender, the Agent, the Senior Noteholders, the CP Holders and the holders of the outstanding Indebtedness permitted pursuant to Section 8.2(g) hereof, with the portion of such funds allocated to the Banks, the Swing Line Lender and the Agent being applied to the Borrower Obligations as follows:

                   (i) first, to pay amounts then due and payable under this Agreement, the Notes and the other Loan Documents;

                   (ii) second, to reduce Swing Line Loans made by the Swing Line Lender;

                   (iii) third, to reduce Revolving Credit Loans and/or Term
               Loans which are Prime Rate Loans;

                   (iv) fourth, to reduce Revolving Credit Loans and/or Term Loans which are LIBO Rate Loans; and

                   (v)   fifth, to the Operating Account.

               (b) All prepayments of LIBO Rate Loans prior to the end of an Interest Period shall obligate the Borrower to pay any breakage costs associated with such LIBO Rate Loans in accordance with Section 2.11 hereof. Prior to the occurrence of an Event of Default, the Borrower may request that it be permitted (with the Agent determining whether to agree to such request in its sole discretion) to avoid such breakage costs by providing to the Agent cash in an amount sufficient to cash collateralize such LIBO Rate Loans, but in no event shall the Borrower be deemed to have paid such LIBO Rate Loans until such cash has been applied to such LIBO Rate Loans. In the event that the Agent agrees to such request, the Agent may elect to cause such cash collateral to be deposited into either (i) a cash collateral account pursuant to the terms of a cash collateral agreement executed by the Borrower and the Agent and in form and substance satisfactory to the Agent or (ii) the Operating Account with appropriate instructions prohibiting the Borrower's withdrawal of such funds so long as they remain cash collateral. In each such case, the Borrower agrees to execute and deliver to the Agent such instruments and documents, including Uniform Commercial Code financing statements and agreements with any third party depository banks, as the Agent may request.

              (c) All prepayments of the Revolving Credit Loans pursuant to this
         Section 2B.1.3 shall be allocated among the Banks making such Revolving Credit Loans, in proportion, as nearly as practicable, to the respective unpaid principal amount of such Revolving Credit Loans outstanding, with adjustments to the extent practicable to equalize any prior payments or repayments not exactly in proportion. All prepayments of the Revolving Credit Loans shall be applied in accordance with this Section 2B.1.3. No prepayment made in accordance with this Section 2B.1.3 shall reduce the Aggregate Revolving Credit Commitment.

         2B.2. Repayments of Revolving Credit Loans After Event of Default.
               -----------------------------------------------------------
     Following (a) the occurrence and during the continuance of an Event of Default of which the account officers of the Agent active on the Borrower's accounts have knowledge, and (b) the determination of either the Agent or the Required Banks (which determination may be made in the sole discretion of the Person or Persons making such determination) that funds contained in the Fleet Concentration Account shall be applied to the Borrower Obligations, all funds transferred to the Fleet Concentration Account and for which the Borrower has received credits shall be allocated among the Banks, the Swing Line Lender, the Agent, the Senior Noteholders, the CP Holders and the holders of the outstanding Indebtedness permitted pursuant to Section 8.2(g) hereof, with the portion of such funds allocated to the Banks, the Swing Line Lender and the Agent being applied to the obligations of the Borrower under the Loan Documents in accordance with Section 9.5 hereof."

     11. Amendment of Section 3.1 of the Loan Agreement. Section 3.1 of the Loan
         ----------------------------------------------
Agreement is hereby amended by adding the following new Sections 3.1(c), (d),
(e) and (f) in proper alphabetical order therein:

         "(c) Delinquency Fee. Without limiting the provisions of Section 9.1
              ---------------
     hereof, the Borrower agrees to pay to the Agent, for the pro rata account of each Bank (based on each Bank's Percentage), on the last Business Day of each calendar month for any Delinquency Fee accrued during such calendar month, a delinquency fee of $12,000 for each and every five (5) consecutive Business Days that the Borrower fails to deliver any statement, certificate, report or other information required to be delivered to the Agent or the Banks in accordance with the requirements of Section 6.1 hereof (the "Delinquency Fee"). For purposes hereof, consecutive Business
                  ---------------
     Days shall mean one Business Day following another Business Day, with intervening Saturdays, Sundays and holidays excluded. The Borrower authorizes the Agent to deduct the Delinquency Fee from the Operating Account on the last Business Day of each calendar month for any Delinquency Fee accrued during such calendar month.

         (d) Amendment Fee. The Borrower agrees to pay to the Agent, for the
             -------------
     pro rata account of each Bank (based on each Bank's Percentage), on the
     --- ----
     Term-Out Date, an amendment fee equal in the aggregate to 0.20% of the Aggregate Revolving Credit Commitment in effect on the Term-Out Date; provided, however, that in the event that prior to the Term-Out Date, the
     --------  -------
     Aggregate Revolving Credit Commitment has been terminated and the Borrower Obligations have been paid in full, the Borrower shall not be obligated to pay the amendment fee described in this Section 3.1(d).

         (e) Waiver Fee. The Borrower agrees to pay to the Agent, for the pro
             ----------                                                   ---
     rata account of each Bank (based on each Bank's Percentage), on the
     ----
     Amendment No. 6 Effective Date, a waiver fee equal in the aggregate to 0.20% of the Aggregate Revolving Credit Commitment in effect on the Amendment No. 6 Effective Date.

         (f) Nature of Fees. All fees hereunder shall, except for the amendment
             --------------
     fee described in Section 3.1(d) hereof, be fully earned as of the Amendment No. 6 Effective Date, and shall in any case be non-refundable when paid."

     12. Amendment of Article 4 of the Loan Agreement. Article 4 of the Loan
         --------------------------------------------
Agreement is hereby amended by:

     (a) inserting immediately following the text "the Borrower Security Agreement" in the second sentence of Section 4.22 the following new text: "and the Lockbox Agreements"; and

     (b) adding the following new Section 4.26:

         "4.26. Bank Accounts. Schedule IV sets forth the account numbers,
                -------------  -------- --
     locations and descriptions of purpose of all bank accounts of the Borrower."

     13. Amendment of Section 5.2 of the Loan Agreement. Section 5.2 of the Loan
         ----------------------------------------------
Agreement is hereby amended by deleting the initial paragraph of Section 5.2 in its entirety and replacing it with the following new initial paragraph:

         "The obligation of the Banks to make any Revolving Credit Loans (including the Initial Revolving Credit Loan) and any Term Loans and the obligation of the Swing Line Lender to make any Swing Line Loan (including any initial Swing Line Loan, but excluding any Swing Line Loan made with respect to a returned Cash Management Item) is further subject to the satisfaction of the following conditions precedent:"

     14. Amendment of Article 6 of the Loan Agreement. Article 6 of the Loan
         --------------------------------------------
Agreement is hereby amended by:

     (a) deleting Section 6.1(f) in its entirety and substituting the following new Section 6.1(f) in lieu thereof:

         "(f) concurrently with the delivery of the schedules or financial statements required to be furnished under Section 6.1(a) or 6.1(d) hereof, a certificate signed by the chief executive officer, chief operating officer, chief financial officer, or chief accounting officer of Borrower and M.R. Weiser, Inc., or another consultant satisfactory to Borrower and the Agent, and concurrently with the delivery of the financial statements required to be furnished under Section 6.1(e) hereof, a certificate signed by the Independent Public Accountants, and promptly upon the occurrence of any Default or Event of Default, a certificate signed by the chief executive officer, chief operating officer, chief financial officer, or chief accounting officer of Borrower or such Independent Public Accountants, if a Default or Event of Default shall have occurred during the period of their review, in each case stating (i) that a review of the activities of Borrower during such period has been made under his or their, as the case may be, immediate supervision with a view to determining whether Borrower has observed, performed and fulfilled all of its obligations under this Agreement, and (ii) that there existed during such period no Default or Event of Default (provided that, as to a certificate prepared by the Independent Public Accountants, such period, as it relates to the compliance by Borrower with covenants contained in Section 2.5(e)(iv) and Articles VII and VIII hereof shall apply to the fiscal period covered by their review) or if any such Default or Event of Default exists, specifying the nature thereof, the period of existence thereof and what action the Borrower proposes to take, or have taken, with respect thereto; each such certificate to be accompanied by a schedule setting forth the computations as of the end of such period of each of the financial ratios, tests or covenants specified in Section 2.5(e)(iv) (with such computations being made substantially in the form attached hereto as Exhibit X), Article VII and Sections 6.15, 8.2, 8.3, and
                        ------- -
     8.14 hereof; "

     (b) deleting Sections 6.1(i), (j), (k) and (o), Section 6.6, Section 6.16,
Section 6.18 and Section 6.20 in their entirety and substituting the following new Sections 6.1(i), (j), (k), (o) and (p), Section 6.6, Section 6.16, Section
6.18 and Section 6.20 in proper alphabetical and numerical order in lieu thereof:

         "(i) (A) within fifteen (15) Business Days after each of January 31, 2002, February 28, 2002, March 29, 2002, April 30, 2002, May 31, 2002, and
     June 28, 2002, and at any other time upon the Agent's request, a Borrowing Base Certificate indicating a separate computation of the Borrowing Base, signed by each of the chief financial officer of the Borrower and M.R. Weiser, Inc., or another consultant satisfactory to the Borrower and the Agent, covering the period commencing with the first day following the last day of the period covered by the preceding Borrowing Base Certificate; and
     (B) following the Term-Out Date, a Borrowing Base Certificate or similar evidence of the computation of the Borrowing Base satisfactory in form and content to the Agent, with such certificate or other evidence being provided once every two weeks or at any other time upon the Agent's request; "

         "(j) not later than fifteen (15) days after the last day of each month, a delinquency report listing the Loans delinquent over 60 days and detailing the top ten delinquent Loans;"

          "(k) not later than fifteen (15) Business Days after the last day of each calendar month, monthly underwater reports with respect to all Medallion Loans, monthly loan loss reserve reports, monthly delinquency reports, monthly portfolio aging reports, and monthly charge off reports, in each case in form and scope acceptable to the Agent;"

          "(o) upon the making of any payment required by Section 2.5(c)(ii)(B) hereof, the Borrowing Base Certificates required by Section 2.5(c)(ii)(B) hereof, evidencing the Borrower's compliance with Section 7.3 hereof and Medallion Financial's compliance with Section 7.3 of the Financial Agreement as of the date such payment is made; and

          (p) with reasonable promptness, such other information respecting the business, operations and financial condition of the Borrower (including, without limitation periodic commercial finance examinations) as the Agent or any of the Banks from time to time reasonably may request."

          "Section 6.6. Inspection by the Banks. The Borrower shall allow any
                        -----------------------
     representative of the Agent or any of the Banks to visit and inspect any of the properties of the Borrower, to examine and audit the books of account and other records and files of the Borrower, to make copies thereof and to discuss the affairs, business, finances and accounts of the Borrower with its officers and employees, all at such reasonable times and as often as the Agent or any of the Banks may request. Reasonable expenses incurred in connection with all such audits and inspections shall be paid by the Borrower. "

          "Section 6.16. Post-Closing Matters. (a) The Borrower shall, on or
                         --------------------
     prior to (i) February 19, 2002, execute and deliver to the Agent the Lockbox Agreements pursuant to which the Borrower shall direct all depository institutions to cause all funds of the Borrower to be transferred daily to, and only to, the Fleet Concentration Account, together with such other items, or take such other actions, as the Agent may require in order to effectuate arrangements contemplated by Section
     6.21.1 hereof, and (ii) February 20, 2002, execute and deliver to the Agent the Guaranty of MFCC, the MFCC Security Agreement and the Borrower Pledge Agreement, together with such other items, or take such other actions, as the Agent may require in connection with the execution of such Loan Documents, including, but not limited to opinions of counsel, authorizing resolutions and officers' certificates, each in form and substance satisfactory to the Agent, (b) by January 31, 2002, Medallion Business Credit, LLC and Freshstart Venture Capital Corp. shall repay to the Borrower an amount equal to the Investments made by the Borrower in each such entity as set forth on Schedule III to this Agreement, and (c) no
                                 -------- ---
     later than March 15, 2002, the Borrower shall deliver to the Agent evidence, in form and substance satisfactory to the Agent, (i) of the consent of the Senior Note Holders (A) under the Collateral Agency Agreement, the Intercreditor Agreement and the Note Purchase Agreement to the provisions of Amendment No. 6 requiring such consent and the transactions contemplated thereby, and (B) under the Collateral Agency Agreement and the Note Purchase Agreement to the provisions of Amendment No. 3 (as such term is defined in the Financial

     Agreement) requiring such consent and the transactions contemplated thereby, and (ii) of the waiver of any and all defaults (including defaults occurring under Sections 9.5, 10.7, 10.8(e), 10.10, 10.13 and 10.14 of the
     Note Purchase Agreement) under the Note Purchase Agreement existing immediately prior to the date such consents and waiver are given."

          "Section 6.18. M.R. Weiser, etc. The Borrower agrees to retain M.R.
                         ----------------
     Weiser, Inc., or another independent firm satisfactory to the Agent, to assist in the preparation of each Borrowing Base Certificate and each certificate of a financial officer of the Borrower required by Section 6.1(f) hereof, and to provide reporting requested by the Agent with respect thereto, and assist and fully cooperate with M.R. Weiser, Inc., or such other independent firm satisfactory to the Agent, to provide all necessary or appropriate information promptly following any request therefor."

          "Section 6.20. Effectiveness of Loan Documents. The Borrower shall
                         -------------------------------
     ensure that each of the Loan Documents, including, once executed and delivered, the Guaranties, shall be in full force and effect, and not cancelled, terminated, revoked or rescinded, in each case otherwise than in accordance with the terms thereof or Section 4.5 hereof or with the express prior written agreement, consent or approval of the Banks, and shall further ensure that neither the Borrower nor any of its Subsidiaries or respective stockholders shall commence any action at law or in equity or other legal proceeding to cancel, revoke or rescind any of the Loan Documents."

and (c) adding in proper numerical order therein the following new Sections 6.21 and 6.22:

     "6.21. Bank Accounts.
            -------------

            6.21.1. General. The Borrower agrees to establish a depository
                    -------
     account (the "Fleet Concentration Account") under the control of the Agent for the benefit of the Banks, the CP Holders and the Agent, in the name of the Borrower. The Borrower further agrees that it shall cause all account debtors and other obligors of the Borrower to remit all cash proceeds of Accounts Receivable, the Net Cash Proceeds of any Debt Offering, Equity Offering or sale, disposition or transfer of assets described in the definition of Net Cash Proceeds, Excess Dividend Payments and all other amounts paid or to be paid to the Borrower to be transferred to the Agent and the Banks hereunder to (i) concentration, depository or other accounts with financial institutions which have entered into lock box or agency account agreements with the Agent (collectively, the "Lockbox Agreements") with respect to such accounts, with each such agreement to be in form and substance satisfactory to the Agent, or (ii) the Fleet Concentration Account for transfer to the Operating Account or for application to the Bank Loans in accordance with Section 2B.1.2, Section 2B.1.3 or, as the case may be, Section 2B.2 hereof. The Borrower (a) on or prior to February 19, 2002, will deliver to the Agent fully executed Lockbox Agreements pursuant to which the Borrower shall direct all depository institutions to cause all funds of the Borrower to be transferred daily to, and only to, the Fleet Concentration Account, and (b) will at all times ensure that immediately upon the Borrower's receipt of any funds constituting cash proceeds of any Collateral, including Accounts Receivable, the Net

     Cash Proceeds of any Debt Offering, Equity Offering or sale, disposition or transfer of assets described in the definition of Net Cash Proceeds, all such amounts shall have been deposited in the Fleet Concentration Account. In the event that the arrangements described in the foregoing sentence are not established by February 19, 2002, and without limiting any Event of Default arising from any such failure or the provisions of Section 2.3(c) hereof, the Borrower shall not be permitted to request LIBO Rate Loans until such time as the arrangements described in this paragraph have been established in form and substance satisfactory to the Agent. Notwithstanding the foregoing, the Borrower shall not be required by this
     Section 6.21.1 to enter into any Lockbox Agreement with those financial institutions with which it maintains a depository account the daily balance in which account is at all times less than $25,000, provided that the aggregate balance of all such accounts is at all times less than $150,000 (the "DeMinimis Accounts").
           ------------------

          6.21.2. Acknowledgment of Application. The Borrower hereby agrees that
                  -----------------------------
     all amounts received by the Agent in the Fleet Concentration Account and the Operating Account will be the sole and exclusive property of the Agent, for the accounts of the Banks and the Agent, to be applied, in accordance with Section 2B.1.2 hereof, Section 2B.1.3 hereof or, as the case may be,
     Section 2B.2 hereof.

         Section 6.22. Independent Firm, etc. The Borrower agrees (a) not later
                       ---------------------
     than the dates set forth in subsections (b)(i) and (ii) below for the delivery and presentation of the CMG Report (as defined below), to likewise deliver and present to the Agent and the Banks a six-month cash flow projection prepared by the Borrower and the Carl Marks Group ("CMG"),
     (b)(i) to deliver to the Agent a draft comprehensive business plan (to include, among other things, plans for refinancing the Indebtedness under both this Agreement and the Financial Agreement by May 15, 2002 (including anticipated lending institutions)) prepared by the Borrowers with the assistance of CMG (the "CMG Report") on or prior to February 21, 2002, and
     (ii) to deliver to the Agent and the Banks the final CMG Report on or prior to February 25, 2002, which shall also be presented by the Borrower's management and CMG to the Banks and the Agent on or prior to March 1, 2002, as well as to the Board of Directors at the Board of Directors meeting on March 12, 2002 and March 13, 2002, and (c) not later than January 1, 2002, to deliver to the Agent and the Banks a written report detailing the scope of the work and level of the tasks to be performed by CMG. The Required Banks and the Agent shall be reasonably satisfied with the scope and level of the work performed by CMG in connection with each of the items required by subsections (a), (b) and (c) of this Section 6.22. The Borrower further agrees to deliver to the Agent and the Banks, on or prior to February 25, 2002, a report detailing the actions the Borrower is taking in response to the CMG Report. If the Borrower does not intend to implement any of CMG's recommendations, such report by the Borrower shall include the Borrower's reasons for not implementing such recommendations. The Banks and the Agent shall have access to CMG at all times for, among other things, updates on the status of CMG's work and questions about the scope and substance thereof and shall have the right to hire at any time their own consulting firm at the request of the Agent (with the expenses of such other consulting firm to be for the account of the Borrower following the occurrence of a Default or Event of Default)."

     15. Amendment of Article 7 of the Loan Agreement. Article 7 of the Loan
         --------------------------------------------
Agreement is hereby amended by deleting Article 7 in its entirety and substituting the following new Article 7 in lieu thereof:

         "ARTICLE 7. FINANCIAL COVENANTS.
                     -------------------

         The Borrower covenants and agrees that, until the Notes, together with interest and all other Indebtedness of Borrower to the Agent, the Swing Line Lender or the Banks under this Agreement and the other Loan Documents, are paid in full and the Aggregate Revolving Credit Commitment, the Swing Line Commitment and all Term Loan Commitments are terminated, Borrower and its Subsidiaries shall not, without the prior written consent of the Agent and the Required Banks:

         Section 7.1. Minimum Tangible Net Worth. Suffer or permit Tangible Net
                      --------------------------
     Worth to be less than $65,000,000 at any time.

         Section 7.2. Maximum Liability Ratio. Suffer or permit the ratio of
                      -----------------------
     (a) Total Liabilities to (b) Tangible Net Worth to be more than 4.00:1 at any time.

         Section 7.3. Borrowing Base. Suffer or permit at any time (a) the
                      --------------
     aggregate unpaid balance of all Swing Line Loans plus the aggregate unpaid
                                                      ----
     balance of all Revolving Credit Loans plus the aggregate unpaid balance of
                                           ----
     all Term Loans to exceed the Borrowing Base, or (b) the aggregate unpaid balance of all Senior Debt to exceed the Borrowing Base.

         Section 7.4. [Intentionally Omitted].
                       ---------------------

         Section 7.5. Minimum EBIT to Interest Expense Ratio. Suffer or permit
                      --------------------------------------
     the ratio, at the end of (a) each fiscal quarter of the Borrower ending during the period commencing October 1, 2001 and ending on June 30, 2002, of (i) EBIT of the Borrower for such fiscal quarter to (ii) Interest Expense of the Borrower for such fiscal quarter to be less than 1.2:1, and
     (b) any fiscal quarter of the Borrower ending after July 1, 2002, of (i) EBIT of the Borrower for such fiscal quarter to (ii) Interest Expense of the Borrower for such fiscal quarter to be less than 1.3:1.

         Section 7.6. Intercompany Receivables. Suffer or permit the aggregate
                      ------------------------
     principal amount of Total Intercompany Receivables to exceed $12,000,000 (comprised of the sum of $3,000,000 plus $9,000,000 of Yellow Cab Loans
                                         ----
     transferred to MFCC) at any time."

     16. Amendment of Article 8 of the Loan Agreement. Article 8 of the Loan
         --------------------------------------------
Agreement is hereby amended by deleting the initial paragraph of Article 8 in its entirety and substituting the following new initial paragraph in lieu thereof:

         "ARTICLE 8. NEGATIVE COVENANTS.
                     ------------------

         The Borrower covenants and agrees that until the Notes together with interest and all other Indebtedness of the Borrower to the Agent, the Swing Line Lender and the Banks under this Agreement are paid in full and the Aggregate Revolving Credit Commitment, the Swing Line Commitment and all Term Loan Commitments are terminated, the Borrower shall not, and shall not permit any of its Subsidiaries to:".

     17. Amendment of Section 8.1 of the Loan Agreement. Section 8.1 of the Loan
         ----------------------------------------------
Agreement is hereby amended by deleting subsection (a) thereof in its entirety and substituting in lieu thereof the following new subsection (a):

         "(a) (i) Liens created under the Borrower Security Agreement and other Liens in favor of the Agent or any of the Banks (including the Agent's Lien for the benefit of the Agent, the CP Holders and the Banks on Yellow Cab Loans which shall be retained following the Yellow Cab Transfer), and (ii) Liens with respect to Indebtedness permitted by Section 8.2(g) hereof, subject to the terms of the Intercreditor Agreement, and, if applicable, the terms of the Collateral Agency Agreement, and only to the extent that the Indebtedness secured thereby is permitted to be incurred by the Borrower;".

     18. Amendment of Section 8.2 of the Loan Agreement. Section 8.2 of the Loan
         -----------------------------------------------
Agreement is hereby amended by adding the following new final paragraph at the end of Section 8.2:

         "Notwithstanding the foregoing, no additional Indebtedness not incurred prior to the Amendment No. 6 Effective Date (other than Indebtedness permitted by Section 8.2(a) hereof and Section 8.2(e) hereof) shall be incurred by the Borrower following the Amendment No. 6 Effective Date without the prior written consent of the Agent."

     19. Amendment of Section 8.3 of the Loan Agreement. Section 8.3 of the Loan
         ----------------------------------------------
Agreement is hereby amended by:

     (a) deleting subsection (e) thereof in its entirety and substituting in lieu thereof the following new subsection (e):

         "(e)(i) Make any Investment (including by way of the acquisition of any Person) in any Subsidiary or Affiliate, or any Person that after taking into account such Investment would become a Subsidiary or Affiliate, other than (i) Investments in the Parent in an aggregate amount not to exceed $4,200,000, and (ii) Investments existing on the Amendment No. 6 Effective Date and listed on Schedule III hereto. For the avoidance of doubt, the Borrower shall not make, nor shall the Borrower permit any of its Subsidiaries to make, any Investment in Media or Business Lenders, LLC following the Amendment No. 6 Effective Date.";

     (b) deleting subsection (f) thereof in its entirety and substituting in lieu thereof the following new subsection (f):

         "(f) Sell, discount or otherwise dispose of Loans or any Collateral or sell, discount or otherwise dispose of other Receivables or obligations owing to a

     Borrower or any of its Subsidiaries, with or without recourse, other than
     (i) in connection with the grant of any participation in accordance with and to the extent permitted by Section 2.14 hereof, and consistent in any event with past practices, (ii) for collection in the ordinary course of business, (iii) to the Agent for the benefit of the Banks and, with respect to the pledged shares of Media and for so long as the Collateral Agency Agreement is in effect, the Collateral Agent, for the benefit of the Banks, the Senior Noteholders and the CP Holders, (iv) Loans disposed of to Affiliates in compliance with Section 8.6 hereof and for cash for a price at least equal to the outstanding principal amount thereof (without discount thereon), and (v) with respect to the sales of Loans by the Borrower (A) to its Affiliates made prior to the Amendment No. 6 Effective Date and described on Schedule 8.3(f) hereto, and (B) to the Parent to
                           ---------------
     repay to the Parent intercompany receivables and other amounts owed by the Borrower to the Parent in an aggregate amount not to exceed $5,090,378."; and

     (c)  inserting, after subsection (h) thereof, the following new subsection
(i):

          "(i) Acquire or commit to acquire any Loan from any Affiliate other than Loans acquired for a price no greater than the outstanding principal amount thereof.".

     20.  Amendment of Section 8.4 of the Loan Agreement. Section 8.4 of the
          ----------------------------------------------
Loan Agreement is hereby deleted in its entirety and the following new Section
8.4 is hereby substituted in lieu thereof:

          "Section 8.4. Limitation on Subsidiaries. Own, beneficially or of
                        --------------------------
     record, or obligate itself to own, beneficially or of record, directly or indirectly, 50% or more of the Voting Interests of any Subsidiary, the Tangible Net Worth of which constitutes more than 5% of the Tangible Net Worth of Borrower."

     21.  Amendment of Section 8.6 of the Loan Agreement. Section 8.6 of the
          ----------------------------------------------
Loan Agreement is hereby amended by:

     (a) deleting subsection (b) thereof in its entirety and substituting in lieu thereof the following new subsection (b):

          "(b) Sell or otherwise dispose of an amount of Loans which, in aggregate principal amount, exceeds 10% of the aggregate principal amount of all Loans of the Borrower then outstanding unless, immediately upon such sale or disposition, the Borrower makes, in accordance with the provisions of Section 2.5(b) hereof, a mandatory prepayment of the outstanding Revolving Credit Loans (with the Revolving Credit Commitments being irrevocably reduced by an aggregate amount equal to the amount of such repayment) and Term Loans in an amount equal to the aggregate principal amount, plus accrued interest, of the Loans so sold or disposed of;"; and

     (b) deleting subsection (c) thereof in its entirety and substituting in lieu thereof the following new subsection (c):

          "(c) Enter into any transaction of merger or consolidation or transfer, sell, assign, lease or otherwise dispose of all or substantially all of its properties or assets to any one or more Persons, without in each case, the prior written consent of the Agent and the requisite Banks in accordance with Section 10.2 hereof.".

     22.  Amendment of Section 8.10 of the Loan Agreement. Section 8.10 of the
          -----------------------------------------------
Loan Agreement is hereby deleted in its entirety and the following new Section
8.10 is hereby substituted in lieu thereof:

          "Section 8.10. Amendment of Agreements. Consent to any amendment,
                         -----------------------
     supplement, waiver or other modification of any of the terms (including acceleration, covenant, default, subordination, sinking fund, repayment, interest rate or redemption provisions) contained in, or applicable to, or any security for, any Permitted Debt, any instrument evidencing or applicable to Permitted Debt, including the Note Purchase Agreement, except to the extent that any such amendment, waiver or other modification shall not have a material adverse effect on the interests of the Banks and the Agent."

     23.  Amendment of Section 8.11 of the Loan Agreement. Section 8.11 of the
          -----------------------------------------------
Loan Agreement is hereby deleted in its entirety and the following new Section
8.11 is hereby substituted in lieu thereof:

          "Section 8.11. Transactions with Affiliates. (a) Enter into, or cause,
                         ----------------------------
     suffer, or permit to exist, any material transactions, including, without limitation, the purchase, sale, lease or exchange of any property or the rendering of any service, with any Affiliate on terms that are less favorable to the Borrower than those that would be obtainable at the time from any Person who is not an Affiliate; or (b) become an Affiliated Person of any Bank or any Affiliated Person of any Bank known to the Borrower; and the Borrower shall use its best efforts to ensure that none of its Affiliated Persons is or becomes an Affiliated Person of any Bank or an Affiliated Person of any Bank known to the Borrower. Notwithstanding the foregoing, the Borrower shall be permitted to transfer Yellow Cab Loans to MFCC in an aggregate outstanding principal amount not to exceed $9,000,000, provided that the Agent shall retain its security interest for the benefit
     --------
     of the Agent, the CP Holders and the Banks in the Yellow Cab Loans (the "Yellow Cab Transfer")."
      -------------------

     24.  Amendment of Section 8.15 of the Loan Agreement. Section 8.15 of the
          -----------------------------------------------
Loan Agreement is hereby deleted in its entirety, and the following new Section
8.15 is hereby substituted in lieu thereof:

          "Section 8.15. Bank Accounts. (i) Establish any bank accounts other
                         -------------
     than those listed on Schedule IV hereto, without the Agent's prior written
                          -------- --
     consent, with any such new bank account being subject, at the Agent's request, to Lockbox Agreements, and with Schedule IV hereto being deemed to
                                              -------- --
     be revised to include any such additional accounts which are approved by the Agent and subject (if requested by the Agent) to the Lockbox Agreements, (ii) violate directly or indirectly any Lock

     Box Agreement or any similar agreement in favor of the Agent for the benefit of the Banks, the CP Holders and the Agent with respect to any such account, (iii) deposit into any of the payroll accounts listed on Schedule
                                                                       --------
     IV hereto any amounts in excess of amounts necessary to pay current payroll
     --
     obligations from such accounts, or (iv) maintain a daily balance in any DeMinimis Account greater than $25,000, or an aggregate daily balance in all DeMinimis Accounts greater than $150,000."

     25.  Amendment of Section 8.16 of the Loan Agreement. Section 8.16 of the
          -----------------------------------------------
Loan Agreement is hereby deleted in its entirety and the following new Section
8.16 is hereby substituted in lieu thereof:

          "Section 8.16. Portfolio Purchases and Acquisitions. Make or effect,
                         ------------------------------------
     or obligate itself to make or effect, any Portfolio Purchase or other asset acquisition (other than the acquisition of assets in the ordinary course of business consistent with past practices) or stock (or other equity interest) acquisition, other than the acquisition by MFCC of Yellow Cab Loans pursuant to the Yellow Cab Transfer."

     26.  Amendment of Section 8.17 of the Loan Agreement. Section 8.17 of the
          -----------------------------------------------
Loan Agreement is hereby deleted in its entirety and the following new Section
8.17 is hereby substituted in lieu thereof:

          "Section 8.17. Securitizations. Enter into any securitization or
                         ---------------
     similar transaction (i.e., any transfer of its assets in connection with any sale, assignment or other transfer of any receivables, including accounts receivable, loan receivables, lease receivables or other payment obligations or any interest in any of the foregoing, which may in each case include any collections and other proceeds thereof, any collection or deposit accounts related thereto, or any collateral, guarantees or other property or claims supporting or securing payment by the obligor thereon of, or otherwise related to, any such receivables) without the prior written consent of the Agent and the requisite Banks (as determined by reference to Section 10.2 hereof) or as otherwise permitted by Sections 8.3(f)(i) and (iii) hereof. Notwithstanding the foregoing, the Borrower may transfer Yellow Cab Loans to MFCC pursuant to the Yellow Cab Transfer."

     27.  Amendment of Section 8.18 of the Loan Agreement. Section 8.18 of the
          -----------------------------------------------
Loan Agreement is hereby deleted in its entirety and the following new Section
8.18 is hereby substituted in lieu thereof:

          "Section 8.18. Subsidiaries, etc. Form, acquire, create or otherwise
                         -----------------
     suffer to exist any Subsidiary other than MFCC, provided, however, that the
                                                     --------  -------
     Borrower and MFCC comply with the requirements of Section 6.16 hereof."

     28.  Amendment of Section 9.1 of the Loan Agreement. Section 9.1 of the
          ----------------------------------------------
Loan Agreement is hereby amended by:

     (a) deleting Section 9.1(b) in its entirety and substituting the following new Section 9.1(b) in lieu thereof:

          "(b) if default shall be made in the performance or observance of, or shall occur under, any covenant, agreement or provision contained in
     Article VII or Section 6.9(d), 6.13, 6.16, 6.19, 6.20, 6.21 or 6.22 or
     Article 8 hereof, provided that if the excess repayment required by Section
                       --------
     2.5(c)(ii) of this Agreement is made in accordance with the time period and other requirements set forth in such Section 2.5(c)(ii), no default shall occur as a result of the violation of Section 7.3(b) hereof resulting from the occurrence of the underlying violations with respect to which such excess repayment is made;"; and

     (b) deleting Section 9.1(f) in its entirety and substituting the following new Section 9.1(f) in lieu thereof:

          "(f) (i) if Borrower shall default in the payment of any principal, interest or premium with respect to any Indebtedness for borrowed money or any obligation which is the substantive equivalent thereof in excess of $250,000, other than Indebtedness in respect of the Revolving Credit Loans, the Swing Line Loans, the Term Loans, or the CP Debt, and such default shall continue for more than the period of grace, if any, therein specified, (ii) if Borrower shall default in the performance or observance of any other term, condition or agreement contained in any such obligation or in any agreement relating thereto if the effect thereof is to cause, or, with respect to any such obligation other than the Senior Note Debt, permit the holder or holders of such obligation (or a trustee on behalf of such holder or holders) to cause, such obligation to become due prior to its stated maturity, (iii) if Borrower shall default in the performance of or compliance with Section 10.4 (Minimum Tangible Net Worth), 10.5 (Maximum Liability Ratio), 10.6 (Minimum Net Finance Assets), 10.7 (Minimum Net Income to Interest Expense Ratio) or 10.13 (Net Finance Assets) of the Note Purchase Agreement, or (iv) if a Default or an Event of Default as defined in the Financial Agreement shall occur and continue."

     29.  Amendment of Section 10.2 of the Loan Agreement. Section 10.2 of the
          -----------------------------------------------
Loan Agreement is hereby amended by deleting Section 10.2(a)(iv) in its entirety and substituting the following new Section 10.2(a)(iv) in lieu thereof:

          "(iv) release all or substantially all of the Collateral (it being understood that release of either Guarantor from its guaranty obligations under the Guaranties, other than in accordance with the terms of this Agreement or any other Loan Document, shall require only the approval of the Agent and the Required Banks) (excluding, if the Borrower becomes a debtor under the federal Bankruptcy Code, the release of "cash collateral", as defined in Section 363(a) of the federal Bankruptcy Code pursuant to a cash collateral stipulation with the debtor approved by the Required Banks);".

     30.  Amendment of Section 10.6 of the Loan Agreement. Section 10.6 of the
          -----------------------------------------------
Loan Agreement is hereby amended by:

     (a) deleting subsection (b) thereof in its entirety and substituting in lieu thereof the following new subsection (b):

          "(b) The Borrower further agrees to indemnify and save harmless each Bank, the Swing Line Lender and the Agent and each of their respective officers, directors, employees, agents and Affiliates (each an "Indemnified
                                                                     -----------
     Party" and collectively the "Indemnified Parties") from and against any and
     -----                        -------------------
     all actions, causes of action, suits, losses, liabilities and damages and expenses (including, without limitation, reasonable attorneys' fees actually incurred) in connection therewith (herein called the "Indemnified
                                                                    -----------
     Liabilities") incurred by any Indemnified Party as a result of, or arising
     -----------
     out of or relating to: (i) any of the transactions contemplated hereby or by the other Loan Documents, (ii) any Indemnified Party's providing payroll and other cash management services to the Borrower or its Subsidiaries, or
     (iii) the use of any proceeds of the Bank Loans made hereunder or any of the other Loan Documents, except for any Indemnified Liabilities arising on account of the gross negligence or willful misconduct of the Indemnified Party seeking indemnity under this Section 10.6(b); provided, however,
                                                         --------  -------
     that, if and to the extent such agreement to indemnify may be unenforceable for any reason, the Borrower shall make the maximum contribution to the payment and satisfaction of each of the Indemnified Liabilities which shall be permissible under applicable law. The parties hereto further hereby agree that such indemnification obligations provided in this Section 10.6(b) shall be Borrower Obligations under the Loan Documents. The agreements in this Section 10.6(b) shall survive the payment of the Revolving Credit Notes, the Swing Line Notes and the Term Notes and related obligations and the termination of the Revolving Credit Commitments, Swing Line Commitment and Term Loan Commitments."; and

     (b) adding in proper alphabetical order therein the following new subsection (c):

          "(c) The Borrower agrees to pay any Cash Management Item, fees, costs, expenses and bank charges, including bank charges for returned checks, incurred by the Agent in establishing, maintaining or handling lock box accounts and other accounts for the collection of any of the Collateral."

     31.  Amendment of Article 12 of the Loan Agreement. Article 12 of the Loan
          ---------------------------------------------
Agreement is hereby amended by:

     (a) deleting Section 12.1(b)(iii) of the Loan Agreement in its entirety and substituting in lieu thereof the following new Section 12.1(b)(iii):

          "(iii) [intentionally omitted].";

     (b) deleting Section 12.2 in its entirety and substituting in lieu thereof the following new Section 12.2:

          "Section 12.2. New Banks. Without limiting the Banks' respective
           ------------  ---------
     rights to assign their interests pursuant to Section 12.1 hereof, any financial institution approved by the Borrower, the Agent and the Required Banks may join this Agreement as an additional Bank (such Person being herein referred to as the "New Bank") and be entitled to all the rights and
                                --- ----
     interests and obligated to perform all of
         the obligations and duties of a Bank with respect to a specified additional amount of Revolving Credit Commitment and outstanding Bank Loans hereunder, with the Revolving Credit Commitment and outstanding Bank Loans of each other Bank desiring to have its Revolving Credit Commitment and outstanding Bank Loans proportionately reduced being reallocated in accordance with Section 2.1(d) hereof, provided, that
                                                               --------
         (a) the Borrower shall, in its sole discretion, have given its prior written consent to the addition of the New Bank as a party to this Agreement, (b) the Agent, the Swing Line Lender and the Required Banks shall have given their prior written consent (which consent shall not be unreasonably withheld). At the request of the Borrower, any Bank may elect to increase its Revolving Credit Commitment and outstanding Bank Loans, with the Revolving Credit Commitment and outstanding Bank Loans of each other Bank desiring to have its Revolving Credit Commitment and outstanding Bank Loans proportionately reduced being reallocated in accordance with Section 2.1(d) hereof; provided that (x) the Borrower shall, in its sole discretion, have given its prior written consent to the increase of such Bank's Revolving Credit Commitment and outstanding Bank Loans, and (y) the Agent, the Swing Line Lender and the Required Banks shall have given their prior written consent (which consent shall not be unreasonably withheld); and provided further that the Aggregate
                                            -------- -------
         Revolving Credit Commitment and aggregate outstanding Bank Loans may not be increased pursuant to this Section 12.2."; and

         (c)    adding the following new Section 12.3 in proper numerical order:

                "Section 12.3. Requirements for New Banks. Whether a New Bank as
                 ------------  --------------------------
         a result of Section 12.1 or Section 12.2 hereof, the joinder of any New Bank or assignee under Section 12.1 hereof may not result in an increase to the Aggregate Revolving Credit Commitment and aggregate outstanding Bank Loans (with the maximum amount of Bank Loans that such New Bank or assignee under Section 12.1 hereof agrees to provide hereunder (the "Additional Commitment Amount") being allocated to
                         ---------- ---------- ------
         reduce the Revolving Credit Commitment and outstanding Bank Loans of the other Banks in accordance with Section 2.1(d) hereof. Such New Bank or assignee under Section 12.1 hereof and the Borrower shall execute and deliver an instrument of adherence (the "Instrument of Adherence")
                                                      -----------------------
         in form and substance satisfactory to the Borrower and the Agent pursuant to which such New Bank or assignee under Section 12.1 hereof shall agree to be bound as a Bank by the terms and conditions hereof and the other Loan Documents, and to make Bank Loans to the Borrower in accordance with this Agreement. Such Instrument of Adherence shall specify the Additional Commitment and outstanding Bank Loans and such New Bank's or assignee's address for notices. In addition, the Additional Commitment Amount provided by any New Bank or assignee under
         Section 12.1 hereof must be at least $5,000,000, and (a) such New Bank or assignee under Section 12.1 hereof shall have received such opinions of counsel to the Borrower, such evidence of proper corporate organization, existence, authority and appropriate corporate proceedings with respect to the Borrower, and such other certificates, instruments, and documents, as it shall have requested in connection with such Instrument of Adherence, (b) such New Bank or assignee under
         Section 12.1 hereof shall have paid to the Agent an administrative fee in the sum of $3,500 for the account of the Agent, and (c) such New Bank or assignee under Section 12.1 hereof shall have confirmed to and agreed with the Agent, the Swing Line Lender, the Banks and the Borrower as follows:

                         (i) the Agent, the Swing Line Lender and the Banks have made no representation or warranty and shall have no responsibility with respect to any statements, warranties or representations made in or in connection with this Agreement or the other Loan Documents or the execution, legality, validity, enforceability, genuineness, sufficiency, collectability or value of this Agreement, the other Loan Documents, and Collateral, or any other instrument or document furnished pursuant hereto;

                         (ii) the Agent, the Swing Line Lender and the Banks have made no representation or warranty and shall have no responsibility with respect to the financial condition of the Borrower and its Subsidiaries or any other Person primarily or secondarily liable in respect of any of their obligations under this Agreement or any of the other Loan Documents, or the performance or observance by the Borrower and its Subsidiaries or any other Person primarily or secondarily liable in respect of their obligations under this Agreement or any of the other Loan Documents or any other instrument or document furnished pursuant hereto or thereto;

                         (iii) such New Bank or assignee under Section 12.1
                  hereof confirms that it has received a copy of this Agreement and the other Loan Documents, together with copies of the most recent financial statements referred to in or delivered pursuant to Sections 4.18 and 6.1 hereof and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into such Instrument of Adherence;

                         (iv) such New Bank or assignee under Section 12.1 hereof will, independently and without reliance upon the other Banks, the Swing Line Lender, or the Agent and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement;

                         (v) such New Bank or assignee under Section 12.1 hereof appoints and authorizes the Agent to take such action as Agent on its behalf and to exercise such powers under this Agreement and the other Loan Documents as are delegated to the Agent by the terms hereof or thereof, together with such powers as are reasonably incidental thereto;

                         (vi) such New Bank or assignee under Section 12.1 hereof agrees that it will perform in accordance with their terms all of the obligations that by the terms of this Agreement are required to be performed by it as a Bank; and

                    (vii) such New Bank or assignee under Section 12.1 hereof represents and warrants that it is legally authorized to enter into such Instrument of Adherence.

               Upon any New Bank's or assignee's execution of an Instrument of Adherence and the Borrower's, the Agent's, the Swing Line Lender's and the Required Banks' consent thereto (to the extent that any of the same may be required hereunder), the Percentage of each Bank shall be adjusted appropriately. Promptly thereafter, the Borrower shall notify each of the Banks and the Agent of the joinder hereunder of such New Bank or assignee under Section 12.1 hereof, and each Bank's new Percentage and provide each of the Banks and the Agent with a copy of the executed Instrument of Adherence and a copy of Exhibit A hereto
                                                            ---------
         reflecting the necessary adjustments.

               Upon the effective date of any Instrument of Adherence, the New Bank or assignee under Section 12.1 hereof shall make all (if any) such payments to the other Banks as may be necessary to result in the Bank Loans made by such New Bank or assignee under Section 12.1 hereof being equal to such New Bank's or assignee's Percentage (as then in effect) of the aggregate principal amount of all Bank Loans outstanding to the Borrower as of such date. The Borrower hereby agrees that any New Bank or assignee so paying any such amount to the other Banks pursuant to this Section 12.3 shall be entitled to all the rights of a Bank hereunder and such payments to the other Banks shall constitute Bank Loans held by such New Bank or assignee hereunder and that such New Bank or assignee may, to the fullest extent permitted by law, exercise all of its right of payment (including the right of set-off) with respect to such amounts as fully as if such New Bank or assignee had initially advanced the Borrower the amount of such payments."

         32.   Amendments to Exhibits and Schedules to the Loan Agreement. The
               ----------------------------------------------------------
Exhibits and Schedules to the Loan Agreement are hereby amended by adding (a) the attached new Exhibit X in proper alphabetical order, and (b) the attached
                 ---------
new Schedules III, IV, V and 8.3(f) in proper numerical order.
    --------- ---  --  -     ------

         33.   Forbearance and Waivers.
               -----------------------

         (a) Subject to the terms and conditions hereof, each of the Banks hereby waives the Borrower's compliance with the covenant set forth in Section
7.3 of the Loan Agreement (as in effect prior to the Effective Date) for (i) the fiscal quarter of the Borrower ended September 30, 2001 and (ii) the month ended November 30, 2001 (if and to the extent any non-compliance with Section 7.3 of the Loan Agreement occurred as of such date); provided, however, that the
                                              --------  -------
aggregate unpaid balance of Senior Debt shall have exceeded the Borrowing Base
(i) by no more than $486,684 for the fiscal quarter of the Borrower ended September 30, 2001 and (ii) by no more than $600,000 for the month ended November 30, 2001.

         (b) Subject to the terms and conditions hereof, each of the Banks hereby waives the Borrower's compliance with the covenant set forth in Section
7.5 of the Loan Agreement (as
     in effect prior to the Effective Date) for the fiscal quarter of the Borrower ended September 30, 2001; provided, however, that as of September
                                        --------  -------
     30, 2001, the ratio of (i) the sum of EBIT for the Second FQ01 plus EBIT
                                                                    ----
     for the Third FQ01 to (ii) the sum of Interest Expense for such fiscal quarters was no less than 0.76:1.

           (c) Subject to the terms and conditions hereof, each of the Banks hereby waives the Borrower's compliance with the covenants set forth in Sections 4.2, 8.3(e)(ii), 8.11 and 8.16 through 8.18 of the Loan Agreement (as in effect prior to the Effective Date) for the fiscal quarter of the Borrower ended December 31, 2001 solely with respect to the formation of MFCC and the implementation of the Yellow Cab Transfer; provided, however,
                                                             --------  -------
     that the Yellow Cab Loans transferred pursuant to the Yellow Cab Transfer shall remain subject to the Lien and security interest of the Agent, for the benefit of the Agent, the CP Holders and the Banks, and that the Borrower and MFCC comply with the requirements of Section 6.16 of the Loan Agreement.

           (d) Subject to the terms and conditions hereof, each of the Banks hereby waives the Borrower's compliance with the covenant set forth in
     Section 8.3(e) of the Loan Agreement solely with respect to the Investments made by the Borrower in Medallion Business Credit, LLC and in Freshstart Venture Capital Corp. as set forth on Schedule III to the Loan Agreement
                                           -------- ---
     (as in effect following the Effective Date); provided however, that by
                                                  -------- -------
     January 31, 2002, Medallion Business Credit, LLC and Freshstart Venture Capital Corp. shall have repaid to the Borrower an amount equal to the Investments made by the Borrower in each such entity as set forth on
     Schedule III to the Loan Agreement (as in effect following the Effective
     -------- ---
     Date) and in compliance with Section 6.16 of the Loan Agreement.

           (e) The Note Purchase Agreement requires the Borrower to ensure that the aggregate unpaid balance of all Senior Debt does not exceed Net Finance Assets (each as defined in the Note Purchase Agreement). The Borrower has reported that (i) as of September 30, 2001 Senior Debt exceeded Net Finance Assets (each as defined in the Note Purchase Agreement) by $486,684, and (ii) as of November 30, 2001, Senior Debt may have exceeded Net Finance Assets (each as defined in the Note Purchase Agreement) by no more than $600,000 (the defaults in clauses (i) and (ii) collectively referred to as the "Specified Noteholder Defaults"). Subject
                                      -----------------------------
     to the terms and conditions hereof, each of the Agent and the Banks:

                 (i) until the earliest of (A) March 15, 2002, (B) the effectiveness of the Senior Note Holders' waiver and consents required by Section 45(b)(w) hereof, and (C) the occurrence of a Default or Event of Default other than those expressly waived or forborne pursuant to this Section 33, hereby agrees (w) to forbear from enforcing any of its rights and remedies under Section 9.2 of the Loan Agreement or under any of the other Loan Documents arising solely as a result of the occurrence of any Default or Event of Default which may have occurred or may occur under Section 9.1(f) of the Loan Agreement as a result of the Specified Noteholder Defaults,
           (x) that the Agent and the Banks will not demand accelerated payment of the obligations under Section 9.1 of the Loan Agreement or otherwise cause any of such obligations to become immediately due and payable, except that the Borrower shall in any event continue to be required to make any and all payments that are provided for in the Loan

     Documents and this Amendment when and as the same are due and payable pursuant to the terms of the Loan Documents and this Amendment, (y) that compliance with Sections 5.2 (a) and (b) of the Loan Agreement (solely with respect to Section 4.20 of the Loan Agreement as a result of any Default or Event of Default which may have occurred or may occur under Section 9.1(f) of the Loan Agreement as a result of the Specified Noteholder Defaults) shall be determined without regard to any Default or Event of Default which may have occurred or may occur under Section 9.1(f) of the Loan Agreement as a result of the Specified Noteholder Defaults, and (z) that the Agent and the Banks will not terminate the lending and other credit commitments of the Agent and the Banks under the Loan Agreement prior to the scheduled expiration and termination thereof upon the Maturity, except that all such lending and other credit commitments of the Agent and the Banks under the Loan Documents shall in any event terminate and expire when and as the same are scheduled to do so pursuant to the terms of the Loan Agreement and this Amendment, provided that (1) as of September 30, 2001, Senior Debt exceeded
                --------
     Net Finance Assets (each as defined in the Note Purchase Agreement) by no more than $486,684, and (2) as of November 30, 2001, Senior Debt exceeded Net Finance Assets (each as defined in the Note Purchase Agreement) by no more than $600,000; and

            (ii) following the effectiveness of the Senior Note Holders' waiver and consents required by Section 45(b)(w) hereof, hereby waives any Default or Event of Default which may have occurred or may occur under Section 9.1(f) of the Loan Agreement as a result of the Specified Noteholder Defaults, provided that (A) as of September 30, 2001, Senior Debt exceeded
               --------
     Net Finance Assets (each as defined in the Note Purchase Agreement) by no more than $486,684, (B) as of November 30, 2001, Senior Debt exceeded Net Finance Assets (each as defined in the Note Purchase Agreement) by no more than $600,000, and (C) the Senior Note Holders shall have given the waiver and consents required by Section 45(b)(w) hereof no later than March 15, 2002.

     (f)    The Note Purchase Agreement requires the Borrower to ensure that the ratio of (i) Net Income plus Interest Expense to (ii) Interest Expense (each as defined in the Note Purchase Agreement) is not less than 1.20:1. The Borrower has reported that as of September 30, 2001, the ratio of (i) Net Income plus Interest Expense to (ii) Interest Expense (each as defined in the Note Purchase Agreement) was 0.76:1 (such default referred to as the "Financial Noteholder
                                                        --------------------
Default"). Subject to the terms and conditions hereof, each of the Agent and the ------- Banks:

            (i) until the earliest of (A) March 15, 2002, (B) the effectiveness of the Senior Note Holders' waiver and consents required by Section 45(b)(w) hereof, and (C) the occurrence of a Default or Event of Default other than those expressly waived or forborne pursuant to this Section 33, hereby agrees (w) to forbear from enforcing any of its rights and remedies under Section 9.2 of the Loan Agreement or under any of the other Loan Documents arising solely as a result of the occurrence of any Default or Event of Default which may have occurred or may occur under Section 9.1(f) of the Loan Agreement as a result of the Financial Noteholder Default, (x) that the Agent and the Banks will not demand accelerated payment of the obligations under Section

       9.1 of the Loan Agreement or otherwise cause any of such obligations to become immediately due and payable, except that the Borrower shall in any event continue to be required to make any and all payments that are provided for in the Loan Documents and this Amendment when and as the same are due and payable pursuant to the terms of the Loan Documents and this Amendment, (y) that compliance with Sections 5.2 (a) and (b) of the Loan Agreement (solely with respect to Section 4.20 of the Loan Agreement as a result of any Default or Event of Default which may have occurred or may occur under Section 9.1(f) of the Loan Agreement as a result of the Financial Noteholder Default) shall be determined without regard to any Default or Event of Default which may have occurred or may occur under
       Section 9.1(f) of the Loan Agreement as a result of the Financial Noteholder Default, and (z) that the Agent and the Banks will not terminate the lending and other credit commitments of the Agent and the Banks under the Loan Agreement prior to the scheduled expiration and termination thereof upon the Maturity, except that all such lending and other credit commitments of the Agent and the Banks under the Loan Documents shall in any event terminate and expire when and as the same are scheduled to do so pursuant to the terms of the Loan Agreement and this Amendment, provided that as of September 30, 2001, the ratio of (1)
                       --------
       Net Income plus Interest Expense to (2) Interest Expense (each as defined in the Note Purchase Agreement) was no less than 0.76:1; and

              (ii) following the effectiveness of the Senior Note Holders' waiver and consents required by Section 45(b)(w) hereof, hereby waives any Default or Event of Default which may have occurred or may occur under Section 9.1(f) of the Loan Agreement as a result of the Financial Noteholder Default, provided that (A) as of September 30, 2001, the ratio
                           --------
       of (i) Net Income plus Interest Expense to (ii) Interest Expense (each as defined in the Note Purchase Agreement) was no less than 0.76:1, and (B) the Senior Note Holders shall have given the waiver and consents required by Section 45(b)(w) hereof no later than March 15, 2002.

       (g) Pursuant to Section 2.2(b) of the Financial Agreement, all outstanding Revolving Credit Loans and Swing Line Loans matured on or before the Term-Out Date (November 5, 2001) (each term as defined in the Financial Agreement). As of the date hereof, such outstanding Revolving Credit Loans and Swing Line Loans (each term as defined in the Financial Agreement), and interest thereon, have not been repaid (the "Financial Non-Payment"). Subject to the terms and conditions hereof, each of the Agent and the Banks:

              (i) until the earliest of (A) March 15, 2002, (B) the effectiveness of the Senior Note Holders' waiver and consents required by
       Section 45(b)(w) hereof, and (C) the occurrence of a Default or Event of Default other than those expressly waived or forborne pursuant to this
       Section 33, hereby agrees (w) to forbear from enforcing any of its rights and remedies under Section 9.2 of the Loan Agreement or under any of the other Loan Documents arising solely as a result of the occurrence of any Default or Event of Default which may occur under Section 9.1(f)(iv) of the Loan Agreement as a result of the Financial Non-Payment, (x) that the Agent and the Banks will not demand accelerated payment of the obligations under Section 9.1 of the Loan Agreement or otherwise cause any of such obligations to become immediately due and payable, except that the Borrower shall in any event continue to be required to make any and all payments that are provided for in the Loan Documents and this Amendment when and as the same are due and payable pursuant to the terms of the Loan Documents and this Amendment, (y) that compliance with Sections 5.2 (a) and (b) of the Loan Agreement (solely with respect to
       Section 4.20 of the Loan Agreement as a result of any Default or Event of Default which occurred under Section 9.1(f)(iv) of the Loan Agreement as a result of the Financial Non-Payment) shall be determined without regard to any Default or Event of Default which occurred under Section 9.1(f)(iv) of the Loan Agreement as a result of the Financial Non-Payment, and (z) that the Agent and the Banks will not terminate the lending and other credit commitments of the Agent and the Banks under the Loan Agreement prior to the scheduled expiration and termination thereof upon the Maturity, except that all such lending and other credit commitments of the Agent and the Banks under the Loan Documents shall in any event terminate and expire when and as the same are scheduled to do so pursuant to the terms of the Loan Agreement and this Amendment, provided that Medallion Financial and Medallion Business Credit, LLC
       --------
       shall pay interest on such outstanding Revolving Credit Loans and Swing Line Loans at the Default Rate (each term as defined in the Financial Agreement) to the banks party to the Financial Agreement for the period from November 5, 2001 through February 20, 2002; and

              (ii) following the effectiveness of the Senior Note Holders' waiver and consents required by Section 45(b)(w) hereof, hereby waives any Default or Event of Default which occurred under Section 9.1(f)(iv) of the Loan Agreement as a result of the Financial Non-Payment, provided
                                                                       --------
       that (A) Medallion Financial and Medallion Business Credit, LLC shall have paid interest on such outstanding Revolving Credit Loans and Swing Line Loans at the Default Rate (each term as defined in the Financial Agreement) to the banks party to the Financial Agreement for the period from November 5, 2001 through February 20, 2002, and (B) the Senior Note Holders shall have given the waiver and consents required by Section 45(b)(w) hereof no later than March 15, 2002.

       (h) Section 8.16 of the Loan Agreement does not permit the Borrower to make any Portfolio Purchases. The Borrower has reported that as of January 31, 2002, the Borrower purchased $8,085,294.10 of Loans from Medallion Financial (such default referred to as the "Borrower Portfolio Default" and such purchase
                                  --------------------------
referred to as the "Borrower Portfolio Purchase"). Subject to the terms and
                    ---------------------------
conditions hereof, each of the Agent and the Banks:

              (i) until the earliest of (A) March 15, 2002, (B) the effectiveness of the Senior Note Holders' waiver and consents required by
       Section 45(b)(w) hereof, and (C) the occurrence of a Default or Event of Default other than those expressly waived or forborne pursuant to this
       Section 33, hereby agrees (w) to forbear from enforcing any of its rights and remedies under Section 9.2 of the Loan Agreement or under any of the other Loan Documents arising solely as a result of the occurrence of any Default or Event of Default which may have occurred or may occur under
       Section 9.1(c) of the Loan Agreement as a result of the Borrower Portfolio Default, (x) that the Agent and the Banks will not demand accelerated payment of the obligations under Section 9.1 of the Loan Agreement or otherwise cause any of such obligations to become immediately due and payable, except that the Borrower shall in any event continue to be required to make any and all payments that are provided for in the Loan Documents and this Amendment when and as the same are due and payable pursuant to the terms of the Loan Documents and this Amendment,
       (y) that compliance with Sections 5.2 (a) and (b) of the Loan Agreement (solely with respect to Section 4.20 of the Loan Agreement as a result of any Default or Event of Default which may have occurred or may occur under Section 9.1(c) of the Loan Agreement as a result of the Borrower Portfolio Default) shall be determined without regard to any Default or Event of Default which may have occurred or may occur under Section 9.1(c) of the Loan Agreement as a result of the Borrower Portfolio Default, and (z) that the Agent and the Banks will not terminate the lending and other credit commitments of the Agent and the Banks under the Loan Agreement prior to the scheduled expiration and termination thereof upon the Maturity, except that all such lending and other credit commitments of the Agent and the Banks under the Loan Documents shall in any event terminate and expire when and as the same are scheduled to do so pursuant to the terms of the Loan Agreement and this Amendment, provided that as of January 31, 2002, the Borrower shall not have made
       --------
       any Portfolio Purchase other than the Borrower Portfolio Purchase; and

              (ii) following the effectiveness of the Senior Note Holders' waiver and consents required by Section 45(b)(w) hereof, hereby waives any Default or Event of Default which may have occurred or may occur under Section 9.1(c) of the Loan Agreement as a result of the Borrower Portfolio Purchase, provided that (A) as of January 31, 2002, the
                           --------
       Borrower shall not have made any Portfolio Purchase other than the Borrower Portfolio Purchase, and (B) the Senior Note Holders shall have given the waiver and consents required by Section 45(b)(w) hereof no later than March 15, 2002.

       (i) Subject to the terms and conditions hereof, each of the Banks hereby waives the Borrower's compliance with the covenant set forth in Section
8.5 of the Loan Agreement; provided, however, that the Borrower shall have made
                           --------  -------
no Restricted Payments other than the prepayment of the Senior Note Debt as of February 11, 2002 in an aggregate amount not to exceed $1,000,000.

       34.    Amendment to Section 1.1 of the Security Agreement. Section 1.1 of
              --------------------------------------------------
the Borrower Security Agreement is hereby amended by (a) deleting the first paragraph of the definition of "Collateral" in its entirety and substituting in lieu thereof the following new first paragraph:

              "Collateral" shall mean all assets, including all of the following
               ----------
       property and to the extent otherwise not included, all other personal and fixture property of every kind and nature, now owned or at any time hereafter acquired by the Borrower or in which the Borrower now has or at any time in the future may acquire any right, title or interest:";

(b) deleting the word "and" at the end of subsection (u) of the definition of "Collateral";

(c) adding the following new subsection (v) of the definition of "Collateral" in proper alphabetical order therein and relettering the current subsection (v) as subsection (w):

              "(v) commercial tort claims (the Agent acknowledges that the attachment of its security interest in any commercial tort claim as original collateral is subject to the Borrower's compliance with Section 2.3(c) hereof); and";

and (d) deleting the first sentence of the definition of "Obligations" in its entirety and substituting in lieu thereof the following new first sentence:

              "Obligations" shall mean (i) all of the indebtedness, obligations
               -----------
       and liabilities of the Borrower under any of the Loan Documents, and (ii) all Indebtedness of the Borrower to a Bank permitted to be incurred pursuant to Section 8.2(g) of the Loan Agreement, in each case whether direct or indirect, joint or several, fixed, absolute or contingent, matured or unmatured, liquidated or unliquidated, secured or unsecured, now existing or hereafter arising, created, assumed, incurred or acquired including (A) any obligation or liability in respect of any breach of any representation or warranty, and (B) all post-petition interest and funding losses.

       35.    Amendment to Section 2.3 of the Security Agreement. Section 2.3 of
              --------------------------------------------------
the Security Agreement is hereby amended by (a) deleting the word "and" at the end of Section 2.3(b) of the Security Agreement, and (b) adding the following new Section 2.3(c) of the Security Agreement in proper alphabetical order therein and relettering the current Section 2.3(c) of the Security Agreement as
Section 2.3(d):

              "(c) If the Borrower shall, now or at any time hereafter, hold or acquire a commercial tort claim, the Borrower shall immediately notify the Agent in a writing signed by the Borrower of the particulars thereof and grant to the Agent, for the benefit of the CP Holders, the Banks and the Agent, in such writing a security interest therein and in the proceeds thereof, all upon the terms of this Agreement, with such writing to be in form and substance satisfactory to the Agent; and".

       36.    Amendment to Section 4.1 of the Security Agreement. Section 4.1 of
              --------------------------------------------------
the Security Agreement is hereby amended by (a) deleting the word "and" at the end of Section 4.1(j) of the Security Agreement, and (b) adding the following new Section 4.1(k) of the Security Agreement in proper alphabetical order therein and relettering the current Section 4.1(k) of the Security Agreement as
Section 4.1(l):

              "(k) The Borrower holds no commercial tort claim except as indicated in writing to the Agent and the Banks; and".

       37.    Amendment to Section 5.2 of the Security Agreement. Section 5.2 of
              --------------------------------------------------
the Security Agreement is hereby amended by deleting the first paragraph of
Section 5.2(d) of the Security Agreement and substituting in lieu thereof the following new first paragraph of Section 5.2(d) of the Security Agreement:

              "(d) Without limiting the provisions of Article 2B and Sections
       6.21 and 8.15 of the Loan Agreement, upon the occurrence of an Event of Default, the Agent shall have the right to, and upon the direction of the Required Banks shall, require the Borrower to establish and maintain a lockbox service (which may be the Collateral Account) with such bank or banks as may be acceptable to the Agent. In the event the

       Borrower (or any of its Affiliates, subsidiaries, stockholders, directors, officers, employees or agents) shall receive any monies, checks, notes, drafts or any other items of payment relating to, or proceeds of, the Loans, the Borrower agrees with the Agent as follows:".

       38.    Amendment to Section 5.3 of the Security Agreement. Section 5.3 of
              --------------------------------------------------
the Security Agreement is hereby amended by deleting the first paragraph of
Section 5.3(a) thereof and substituting in lieu thereof the following new first paragraph of Section 5.3(a) thereof:

              "(a) Upon receipt thereof in accordance with the terms of Section 5 of the Intercreditor Agreement, any proceeds of any lockbox collection or sale of, or other realization upon, all or any part of the Collateral shall be applied by the Agent in the following order of priority:".

       39.    Amendment to Section 5.4 of the Security Agreement. Section 5.4 of
              --------------------------------------------------
the Security Agreement is hereby amended by deleting the first sentence of
Section 5.4 of the Security Agreement and substituting in lieu thereof the following new first sentence of Section 5.4 of the Security Agreement:

              "To the extent permitted by the Loan Agreement and the Intercreditor Agreement, the Agent, for the benefit of itself, the Banks and the CP Holders is hereby authorized, upon receipt of a request from the Company, to release any Collateral and to provide such releases and termination statements with respect to any Collateral in connection with any sale, exchange or other disposition thereof permitted under the Loan Agreement so long as (i) the Agent, for the benefit of itself, the Banks and the CP Holders, obtains a first priority perfected security interest in any non-cash proceeds of such sale, exchange or other disposition and
       (ii) any net cash proceeds of such sale, exchange or other disposition are paid in accordance with the provisions hereunder."

       40.    Amendment to Section 7.2 of the Parent Pledge Agreement. Section
              -------------------------------------------------------
7.2 of the Parent Pledge Agreement is hereby amended by deleting the last sentence of the first paragraph of Section 7.2 of the Parent Pledge Agreement and substituting in lieu thereof the following new last sentence of the first paragraph of Section 7.2 of the Parent Pledge Agreement:

              "The proceeds of any collection or sale of, or other realization upon, all or any part of the Stock Collateral shall be applied by the Agent, following application of such proceeds in accordance with the terms of Section 5 of the Intercreditor Agreement, in the following order of priority:".

       41.    Amendment to Section 8 of the Parent Pledge Agreement. Section 8
              -----------------------------------------------------
of the Parent Pledge Agreement is hereby amended by deleting the last sentence of the first paragraph of Section 8 of the Parent Pledge Agreement and substituting in lieu thereof the following new last sentence of the first paragraph of Section 8 of the Parent Pledge Agreement:

                  "To the extent permitted by the Loan Agreement and the Intercreditor Agreement, the Agent, for the benefit of itself, the Banks, the Administrative Agent and the CP Holders is hereby authorized, upon receipt of a request from either the Company or Funding, to release any Stock Collateral and to provide such releases with respect to any Stock Collateral in connection with any sale, exchange or other disposition thereof permitted under the Loan Agreement so long as (i) the Agent, for the benefit of itself, the Banks, the Administrative Agent and the CP Holders obtains a first priority perfected security interest in any non-cash proceeds of such sale, exchange or other disposition and (ii) any net cash proceeds of such sale, exchange or other disposition are paid in accordance with the provisions hereunder. Whether or not so instructed by the Required Banks, the Agent may release any Stock Collateral and may provide any release, termination statement or instrument of subordination required by order of a court of competent jurisdiction or otherwise required by applicable law."

         42.      Amendment to Section 10 of the Guaranty.  Section 10 of the
                  ---------------------------------------
Guaranty is hereby amended by deleting Section 10 in its entirety and substituting in lieu thereof the following new Section 10:

                  "10. Termination; Reinstatement. This Guaranty shall remain in
                       --------------------------
         full force and effect until the Agent and the Required Banks release the Guarantor from the Guaranty or until all Borrower Obligations have been paid in full and all commitments to lend under the Loan Agreement have been terminated. Notwithstanding the foregoing, this Guaranty shall continue to be effective or be reinstated, notwithstanding any such repayment in full of the Obligations, and termination of all commitments to lend under the Loan Agreement, if at any time any payment made or value received with respect to any Obligation is rescinded or must otherwise be returned by the Agent or any Bank upon the insolvency, bankruptcy or reorganization of the Borrower, or otherwise, all as though such payment had not been made or value received."

         43.      Consent to Financial Amendment, etc. (a) Each of the Agent and
                  -----------------------------------
the Banks hereby consents to the amendment of the Financial Agreement dated as of the date hereof for purposes of Section 2 of the Collateral Agency Agreement,
Section 2 of the Intercreditor Agreement and Section 8.10 of the Loan Agreement, and (b) the Agent, in its capacity as Collateral Agent under each of the Intercreditor Agreement and the Collateral Agency Agreement, hereby consents to the amendment of the Financial Agreement dated as of the date hereof for purposes of Section 2 of the Collateral Agency Agreement, Section 2 of the Intercreditor Agreement and Section 8.10 of the Loan Agreement.

         44.      Representations and Warranties, Etc.
                  -----------------------------------

                  (a) Each of the Borrower and the Guarantor hereby represents and warrants to the Agent and the Banks as of the date hereof, and as of any date on which the conditions set forth in Section 45 below are met, as follows:

                           (i) The execution and delivery by each of the
                  Borrower and the Guarantor of this Amendment and all other instruments and agreements required to be executed and delivered by each of the Borrower and the Guarantor in connection with the transactions contemplated hereby or referred to herein (collectively, the "Amendment
                                                                   ---------
                  Documents"), and the performance by each of the Borrower and
                  ---------
                  the Guarantor of any of its obligations and agreements under the Amendment Documents and the Loan Agreement and the other Loan Documents, as amended hereby, are within the corporate or other authority of each of the Borrower and the Guarantor, as the case may be, have been duly authorized by all necessary proceedings on behalf of each of the Borrower and the Guarantor, as the case may be, and do not and will not contravene any provision of law or of any judgment, order or decree applicable to or binding on the Borrower or the Guarantor, or of the Borrower's or the Guarantor's charter, other incorporation or organizational papers, or by-laws or any stock provision or any amendment thereof or of any indenture, agreement, instrument or undertaking binding upon the Borrower or the Guarantor.

                           (ii) Each of the Amendment Documents and the Loan Agreement and other Loan Documents, as amended hereby, to which the Borrower or the Guarantor is a party constitutes a legal, valid and binding obligation of such Person, enforceable in accordance with its terms, except as limited by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or affecting generally the enforcement of creditors' rights.

                           (iii) No approval or consent of, or filing with, any
                  Governmental Authority is required to make valid and legally binding the execution, delivery or performance by each of the Borrower and the Guarantor of the Amendment Documents or the Loan Agreement or other Loan Documents, as amended hereby, or the consummation by each of the Borrower and the Guarantor of the transactions among the parties contemplated hereby and thereby or referred to herein or therein.

                           (iv)  The representations and warranties contained in
                  Article 4 of the Loan Agreement and in the other Loan Documents were true and correct at and as of the date made. Except to the extent of changes resulting from transactions contemplated or permitted by the Loan Agreement and the other Loan Documents, changes occurring in the ordinary course of business (which changes, either singly or in the aggregate, have not been materially adverse) and to the extent that such representations and warranties relate expressly to an earlier date and after giving effect to the provisions hereof, such representations and warranties, after giving effect to this Amendment, also are correct at and as of the date hereof.

                           (v) Each of the Borrower and the Guarantor has performed and complied in all material respects with all terms and conditions herein and in the Loan Documents required to be performed or complied with by it prior to or at the time hereof, and as of the date hereof, after giving effect to the provisions of this

                  Amendment and the other Amendment Documents, there exists no Event of Default or Default.

                  (b) Each of the Borrower and the Guarantor acknowledges and agrees that the representations and warranties contained in this Amendment shall constitute representations and warranties referred to in Section 4 of the Loan Agreement, a breach of which shall constitute an Event of Default.

         45.      Effectiveness.
                  -------------

                  (a) Section 1(e), Section 1(g), Sections 2 - 4, Section 6(a), Sections 7 - 13, Sections 14(b) - 28(b) (other than the revisions to
         Section 9.1(f)(iii) of the Loan Agreement described therein), Sections 29 - 31, Sections 32(b) - 43(a), and Sections 44 - 47 of this Amendment shall become effective as of the date first written above (the "Effective Date") upon the satisfaction of each of the following
          --------------
         conditions, in each case in a manner satisfactory to, and in form and substance satisfactory to, the Agent:

                           (i) This Amendment shall have been duly executed and delivered by the Borrower, the Guarantor, the Agent and the Banks and shall be in full force and effect.

                           (ii)  The Agent shall have received from the
                  Secretary of each of the Borrower and the Guarantor a copy, certified by such Secretary to be true and complete as of such date, of (A) its charter or other organizational documents as in effect on such date of certification, (B) its by-laws as in effect on such date, and (C) the resolutions of its Board of Directors or other management authorizing, to the extent it is a party thereto, the execution, delivery and performance of the Amendment Documents; provided, however, that in lieu of
                                           --------  -------
                  providing the items required by subsections (A) and (B) of this subsection (ii), such Secretary may certify, to the extent true and correct, that charter documents and by-laws previously provided to the Agent are true and correct as of such date and have not been amended, rescinded or revoked.

                           (iii) The Agent shall have received from each of the
                  Borrower and the Guarantor an incumbency certificate, dated as of such date, signed by a duly authorized officer of such Person and giving the name and bearing a specimen signature of each individual who shall be authorized to sign, in the name and on behalf of such Person, the Amendment Documents.

                           (iv) The Agent shall have received from each of the Borrower and the Guarantor a good standing certificate for such Person, issued by the Secretary of State of New York, and evidence that such Person is duly licensed and qualified as a foreign organization in good standing under the laws of each jurisdiction where the failure to qualify as such would have a Material Adverse Effect.

                           (v) The Agent shall have received a favorable legal opinion addressed to the Agent and the Banks, dated as of such date, in form and substance satisfactory to the Agent, from counsel to the Borrower and the Guarantor, concerning corporate or other applicable entity authority matters and the enforceability of each of the Amendment Documents, and the Loan Agreement and the other Loan Documents as amended thereby, and such other matters as the Agent may request.

                           (vi)   The Agent shall have received, for the pro
                                                                         ---
                  rata account of each Bank which executes and delivers its
                  ----
                  signature pages to the Agent, by February 20, 2002 in facsimile (to be followed by originals) or original form, waiver fees equal, in the case of each such Bank, to 0.20% multiplied by such Bank's Revolving Credit Commitment as in effect immediately prior to the effectiveness of this Amendment, provided that amounts previously received by the
                             --------
                  Banks as negotiation fees pursuant to the Fee Letter dated as of January 31, 2002, between the Borrower and the Agent shall be credited against such waiver fees.

                           (vii) Bingham Dana LLP shall have received payment of all fees and expenses outstanding as of the date hereof, including, but not limited to, fees and expenses in connection with the preparation of this Amendment and ancillary documentation.

                           (viii) All reports, statements, schedules,
                  certificates and other documents required to be delivered to the Agent and each Bank pursuant to Section 6.1 of the Loan Agreement, as amended by this Amendment, shall have been so delivered.

                           (ix) The Fee Letter (as defined in the Loan Agreement, as amended hereby) shall have been duly executed and delivered by each of the Borrower and the Agent and shall be in full force and effect, provided that amounts previously
                                               --------
                  received by the Agent as an agent's fee pursuant to the Fee Letter dated as of January 31, 2002, between the Borrower and the Agent shall be credited against such agent's fee.

                           (x) The Agent shall have received evidence of the consent of the Financial Agreement banks under the Collateral Agency Agreement to this Amendment and the transactions contemplated hereby, and of the waiver of any defaults existing immediately prior to the Effective Date under the Financial Agreement.

                           (xi) The Agent shall have received projections for the Borrower showing quarterly profits and loss, balance sheets and covenant calculations.

                           (xii) The Agent shall have received a copy of the signed engagement letter dated as of December 14, 2001, and evidencing the hiring of the Carl Marks Group.

                           (xiii) The Agent shall have received such other
                  items, documents, agreements or actions as the Agent may reasonably request in order to effectuate the transactions contemplated hereby.

                  (b)(i) Sections 1(a) - (d), Section 1(f), Section 5, Section 6(b), Section 14(a), Section 32(a) and Section 43(b) of this Amendment shall become effective as of the Effective Date, and (ii) the revisions to Section 9.1(f)(iii) of the Loan Agreement described in Section 28(b) of this Amendment shall become effective as of the Effective Date; in each case described in clauses (i) and (ii) of this subsection (b), upon the satisfaction of each of the following conditions, in a manner satisfactory to, and in form and substance satisfactory to, the Agent:

                           (v) The satisfaction of all conditions precedent set forth in Section 45(a) of this Amendment.

                           (w) The Agent shall have received evidence of (A) the consent of the Senior Note Holders (1) under the Collateral Agency Agreement, the Intercreditor Agreement and the Note Purchase Agreement to this Amendment and the transactions contemplated hereby, and (2) under the Collateral Agency Agreement and the Note Purchase Agreement to Amendment No. 3 (as such term is defined in the Financial Agreement) and the transactions contemplated thereby, and (B) the waiver of any defaults (including defaults occurring under Sections 9.5, 10.7, 10.8(e), 10.10, 10.13 and 10.14 of the Note Purchase
                  Agreement) existing under the Note Purchase Agreement immediately prior to the date such consents and waiver are given, provided that such waiver and consents are given no
                         --------
                  later than March 15, 2002.

                           (x) The Agent shall have received evidence of the effectiveness of an amendment to the Financial Agreement and an amendment to the Intercreditor Agreement.

                           (y) The Agent (in its capacity as Agent under the Loan Agreement, in its capacity as Collateral Agent under the Intercreditor Agreement, and in its capacity as Collateral Agent under the Collateral Agency Agreement) and the Banks shall have consented to the amendment of the Note Purchase Agreement for purposes of Section 2 of the Collateral Agency Agreement, Section 2 of the Intercreditor Agreement and
                  Section 8.10 of the Loan Agreement.

                           (z) Bingham Dana LLP shall have received payment of all fees and expenses outstanding as of the date the conditions in this Section 45(b) are satisfied, including, but not limited to, fees and expenses in connection with the preparation of necessary documentation.

                  (c) Each of the parties signatory hereto agrees that the failure to obtain the waiver and consents of the Senior Note Holders required by Section 45(b)(w) hereof by

         March 15, 2002 shall cause all amounts owing under the Loan Agreement to be immediately due and payable and shall accordingly constitute a payment Default under Section 9.1(a) of the Loan Agreement, as well as a covenant Default under Section 9.1(b) of the Loan Agreement.

                  (d) For the avoidance of doubt, each of the parties signatory hereto acknowledges that any acceleration by the Senior Note Holders of the Senior Note Debt will constitute a new Event of Default under
         Section 9.1(f)(ii) of the Loan Agreement.

                  (e) For the avoidance of doubt, each of the parties signatory hereto acknowledges and agrees that any proceeds of any lockbox collection held by the Agent for the benefit of the Agent and the Banks pursuant to this Amendment, any credit enhancement and any additional Collateral granted to the Agent for the benefit of the Agent and the Banks pursuant to this Amendment (including the stock of MFCC and the assets of MFCC), shall constitute "Collateral" as defined in the Intercreditor Agreement and shall be subject to the provisions of the Intercreditor Agreement for so long as the Intercreditor Agreement may be in effect.

                  (f) Until such time as the Senior Note Holders provide the waiver and consents required by Section 45(b)(w) hereof, the Borrower hereby agrees that if the Borrower makes any prepayment of Senior Note Debt (other than the prepayment permitted to be made pursuant to
         Section 33(i) hereof), the Borrower shall simultaneously make a prepayment of the Borrower Obligations owing to the Agent and the Banks under the Loan Agreement and the other Loan Documents in an amount equal to (i)(x) the amount of the prepayment of Senior Note Debt divided by (y) the principal amount outstanding of the Senior Note Debt
         ------- --
         multiplied by (ii) the Aggregate Revolving Credit Commitment, which
         ---------- --
         prepayment shall be shared pro rata by the Banks in accordance with
                                    --- ----
         their respective Percentages. Simultaneously with any such prepayment, the Borrower hereby agree to voluntarily reduce the Aggregate Revolving Credit Commitment in accordance with Section 2.4 of the Loan Agreement, with the Aggregate Revolving Credit Commitment being irrevocably reduced by an amount equal to the amount of the prepayment to be made to the Agent and the Banks pursuant to this clause (f), and each Bank's Revolving Credit Commitment being irrevocably reduced by an amount equal to its pro rata share of such prepayment. In the event that no
                      --- ----
         Bank Loans or other Borrower Obligations are outstanding at the time of such a prepayment of Senior Note Debt, no prepayment shall be made to the Banks, provided that the Borrower voluntarily reduces the Aggregate
                    --------
         Revolving Credit Commitment as set forth above in this subsection (f).

         46.      Release. In order to induce the Agent and the Banks to enter
                  -------
into this Amendment, the Borrower, on behalf of itself and its Subsidiaries, acknowledges and agrees that: (a) such Person does not have any claim or cause of action against the Agent, the Swing Line Bank, the Collateral Agent or any Bank (or any of its respective directors, officers, employees or agents); (b) such Person does not have any offset right, counterclaim or defense of any kind against any of its respective obligations, indebtedness or liabilities to the Agent, the Swing Line Bank, the Collateral Agent or any Bank; and (c) each of the

Agent, the Swing Line Bank, the Collateral Agent and the Banks has heretofore properly performed and satisfied in a timely manner all of its obligations to such Person. The Borrower, on behalf of itself and its Subsidiaries, wishes to eliminate any possibility that any past conditions, acts, omissions, events, circumstances or matters would impair or otherwise adversely affect any of the Agent's, the Swing Line Bank's, the Collateral Agent's and the Banks' rights, interests, contracts, collateral security or remedies. Therefore, the Borrower, on behalf of itself and its Subsidiaries, unconditionally releases, waives and forever discharges (x) any and all liabilities, obligations, duties, promises or indebtedness of any kind of the Agent, the Swing Line Bank, the Collateral Agent or any Bank to such Person, except the obligations to be performed by the Agent, the Swing Line Bank, the Collateral Agent or any Bank on or after the date hereof as expressly stated in this Amendment, the Loan Agreement and the other Loan Documents, and (y) all claims, offsets, causes of action, suits or defenses of any kind whatsoever (if any), whether arising at law or in equity, whether known or unknown, which such Person might otherwise have against the Agent, the Swing Line Bank, the Collateral Agent, any Bank or any of its directors, officers, employees or agents, in either case (x) or (y), on account of any past or presently existing condition, act, omission, event, contract, liability, obligation, indebtedness, claim, cause of action, defense, circumstance or matter of any kind.

         47.  Miscellaneous Provisions.
              ------------------------

         (a) The Borrower hereby ratifies and confirms all of its obligations to the Agent and the Banks under the Loan Agreement and the other Loan Documents, in each case as amended hereby, including, without limitation, the Bank Loans, and the Borrower hereby affirms its absolute and unconditional promise to pay to the Banks and the Agent the Revolving Credit Loans, the Term Loans, the Swing Line Loans, reimbursement obligations and all other amounts due or to become due and payable to the Banks and the Agent under the Loan Agreement and the other Loan Documents, as amended hereby. Except as expressly amended hereby, each of the Loan Agreement and the other Loan Documents shall continue in full force and effect. This Amendment and the Loan Agreement shall hereafter be read and construed together as a single document, and all references to the Loan Agreement in the Loan Agreement, any other Loan Document or any agreement or instrument related to the Loan Agreement shall hereafter refer to the Loan Agreement as amended by this Amendment.

         (b) No consent or waiver herein granted shall extend to or affect any obligations not expressly herein consented to or waived or shall impair any right of the Agent or the Banks consequent thereon. No consent or waiver herein granted shall extend beyond the term expressly set forth herein for such consent or waiver, nor shall anything contained herein be deemed to imply any willingness of the Agent or the Banks to agree to, or otherwise prejudice any rights of the Agent and the Banks with respect to, any similar or dissimilar consents or waivers that may be requested for any future period.

         (c) Without limiting the expense reimbursement requirements set forth in Section 10.6 of the Loan Agreement, the Borrower agrees to pay on demand all costs and expenses, including reasonable attorneys' fees, of the Agent incurred in connection with this Amendment.

         (d) THIS AMENDMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK (WITHOUT REFERENCE TO CONFLICT OF LAWS).

         (e) This Amendment may be executed in any number of counterparts, and all such counterparts shall together constitute but one instrument. In making proof of this Amendment it shall not be necessary to produce or account for more than one counterpart signed by each party hereto by and against which enforcement hereof is sought.


                      [signature pages immediately follow]

         IN WITNESS WHEREOF, intending to be legally bound, each of the undersigned has caused this Amendment to be executed on its behalf by its officer thereunto duly authorized, as of the date first above written.


                                     MEDALLION FUNDING CORP.



                                     By: /s/ Alvin Murstein
                                        ----------------------------------------
                                        Name:    Alvin Murstein
                                        Title:   Chief Executive Officer



                                     By: /s/ James E. Jack
                                        ----------------------------------------
                                        Name:    James E. Jack
                                        Title:   Executive Vice President &
                                                 Chief Financial Officer



                                     FLEET NATIONAL BANK (f/k/a Fleet Bank,
                                     National Association), as Agent, as Swing
                                     Line Lender and as one of the Banks



                                     By: /s/ Kevin J. Foley
                                        ----------------------------------------
                                        Name:    Kevin J. Foley
                                        Title:   Senior Vice President



                                     THE BANK OF NEW YORK, as Documentation
                                     Agent and as one of the Banks



                                     By: /s/ Edward J. DeSalvio
                                        ----------------------------------------
                                        Name:    Edward J. DeSalvio
                                        Title:   Vice President

                                     HARRIS TRUST AND SAVINGS BANK



                                     By: /s/ Michael S. Camell
                                        ----------------------------------------
                                        Name:    Michael S. Camell
                                        Title:   Vice President



                                     BANK OF TOKYO-MITSUBISHI TRUST COMPANY



                                     By: /s/ Jeff Millar
                                        ----------------------------------------
                                        Name:    Jeff Millar
                                        Title:   Vice President


                                     By: /s/ Glenn D. Kreutzer
                                        ----------------------------------------
                                        Name:    Glenn D. Kreutzer
                                        Title:   Vice President



                                     JPMORGAN CHASE BANK (f/k/a The Chase
                                     Manhattan Bank)



                                     By: /s/ Carol A. Kernblath
                                        ----------------------------------------
                                        Name:    Carol A. Kernblath
                                        Title:   Vice President



                                     ISRAEL DISCOUNT BANK OF NEW YORK



                                     By: /s/ Howard Weinberg
                                        ----------------------------------------
                                        Name:    Howard Weinberg
                                        Title:   Senior Vice President



                                     By: /s/ Matilde Reyes
                                        ----------------------------------------
                                        Name:    Matilde Reyes
                                        Title:   Vice President

                               CITIBANK, N.A. (f/k/a European American Bank)


                                     By: /s/ George L. Stirling
                                        ----------------------------------------
                                        Name:    George L. Stirling
                                        Title:   Vice President


                               BANK LEUMI USA


                                     By: /s/ Paul Tine
                                        ----------------------------------------
                                        Name:    Paul Tine
                                        Title:   Vice President


                               HSBC BANK USA


                                     By: /s/ Bruce Wicks
                                        ----------------------------------------
                                        Name:    Bruce Wicks
                                        Title:   Vice President

ACKNOWLEDGED AND AGREED,
------------------------
including for purposes of amendments
------------------------------------
to the Guaranty by Medallion Taxi Media, Inc.:
----------------------------------------------

MEDALLION TAXI MEDIA, INC.

By: /s/ Alvin Murstein
    --------------------
   Name:  Alvin Murstein
   Title: President


By: /s/ James E. Jack
    -------------------
   Name:  James E. Jack
   Title: Executive Vice President &
          Chief Financial Officer

                                                                       EXHIBIT X
                                                                       ---------

                          Excess Dividend Calculations
                          ----------------------------

For the Fiscal Quarter Ended:
---------------------------- _________________

A.      Excess Dividends
        ------ ---------

        1.    Adjusted Net Investment Income                          $_________
              Multiplied by
              ---------- --

        2.    Ninety Percent (90%)
                     $____________

        3.    Amount of Dividends Paid During
               the Prior Quarter                                      $_________


        4.    Excess Dividends (Line A(3) minus Line A(1))            $_________
                                          -----

              If Line 4 is positive, proceed to Part B; if $0 or a negative number, no Dividend Prepayment is Required.

B.      Dividend Prepayment
        -------- ----------

        1.    Payment Amount One
              a.     $2,400,000                                       $2,400,000

              b.     (i)      .009
                     (ii)     Amount of Section 8.2(g) Indebtedness
                                  $_________
                     (iii)    Line (B)(1)(b)(i) multiplied by
                                                ---------- --
                              Line B(1)(b)(ii)
                              $_________

              c.     Total of Payment Amount One (Line B(1)(a)
                       plus Line (B)(1)(b)(iii))                      $_________
                       ----

        2.    Payment Amount Two
              a.     (i)      4
                     (ii)     Line A(4)(a)
                     (iii)    Total (Line B(2)(a)(i) multiplied by Line
                                                     ---------- --
                              B(2)(a)(ii))
                                  $___________

     b.   (i)      0.8
          (ii)     Excess Dividends (Line A(4))                    $___________
          (iii)    Total (Line B(2)(b)(i) multiplied by Line
                                          ---------- --
                        B(2)(b)(ii))                               $___________


     c.   (i)      Section 8.2(g) Indebtedness
          $___________

          (ii)     $220,000,000                                    $220,000,000

          (iii)    Line B(2)(c)(i) divided by Line B(2)(c)(ii)     $___________
                                   ------- --

          (iv)     Line B(2)(c)(iii) multiplied by 4 multiplied by
                                     ---------- --   ---------- --
                        Line A(4)                                  $___________


     d.   Payment Amount Two
            (Line B(2)(a)(iii) plus Line B(2)(b)(iii) plus
                               ----                   ----
                   Line B(2)(c)(iv))
                   $___________

3.   Dividend Prepayment- The greater of
       Line (B)(1)(c) and Line B(2)(c)
            $___________

                             Medallion Funding Corp
                             ----------------------
                                  Schedule III
                                  ------------

Investment in Medallion Funding Chicago Corp                  $   8,951,000
                                                              -------------

Intercompany Receivables
         Medallion Financial Corp                                 1,339,508
         Medallion Business Credit                                    7,274
                                                              -------------
Total Intercompany Receivables                                    1,346,782
                                                              -------------
                                                              -------------
Total Investments in Affiliates                               $  10,297,782
                                                              =============


Balances subject to year-end audit

MEDALLION FUNDING CORP

Schedule IV                 Bank Accounts
-----------                 -------------

                            Account

            Bank             Number       Purpose                        Location
----------------------------------------------------------------------------------------------
Fleet Bank            2189-006536      Operating          100 Federal Street, Boston, MA 02110
Fleet Bank            259802-1322      Zero balance       Golden Bridge, NY 10526
Chase Bank            007-097387       Depository         11 West 51 ST NY, NY 10019
Chase Bank            023-059742       Depository         349 5th Ave at 34th Str NY 10016
                                                          420 Lexington Avenue New York, NY
Bank of Leumi         124152401        De Minimis         10170
HSBC Bank USA         006-87823-7      De Minimis         250 Park Ave, NY, NY 10177
                                                          PO Box 5870,Grand Central Station,
Citibank              028-07357-5      De Minimis         NY, NY 10163

SCHEDULE 5
ADDBACK TO EBIT CALCULATION FOR EXTRAORDINARY PROFESSIONAL FEES
RECORDED DURING THE QUARTER ENDING MARCH 31, 2002

                                                                Combined
                                                                    Medallion
                                               Medallion           Financial &
              Company           Total                Funding     Business Credit
--------------------------------------------------------------------------------
Kaye Scholer                    125,000          125,000           0

Bingham Dana                    188,000          38,000            150,000

Willkie Farr & Gallagher        156,000          31,000            125,000

Carl Marks Group                250,000          0                 250,000

Nightingale                     344,000          344,000           0
                              --------------------------------------------------
                              1,063,000          538,000           525,000

                              ==================================================

                                 Schedule 8.3(f)

 SALES OF LOANS MADE BY THE BORROWER TO AN AFFILIATE PRIOR TO THE AMENDMENT NO.
 ------------------------------------------------------------------------------
                                6 EFFECTIVE DATE
                                ----------------

                                                                   Transaction
                                                                   -----------
 Month       Sale #         Seller               Purchaser            Amount
 -----       ------         ------               ---------            ------

January

February

March           1     Medallion Capitol     Medallion Funding     $   625,000.00
                2     Business Lenders      Medallion Financial   $29,747,702.49
                3     Business Lenders      Medallion Financial   $10,726,850.30

April           4     Medallion Capitol     Medallion Funding     $   950,000.00
                5     Business Lenders      Medallion Financial   $ 1,578,800.00

May             6     Business Lenders      Medallion Financial   $ 1,371,566.12

June            7     Medallion Capitol     Medallion Funding     $ 7,000,000.00
                8     Business Lenders      Medallion Financial   $ 3,690,616.39

July            9     Business Credit       Medallion Funding     $ 2,500,000.00

August         10     Medallion Capitol     Medallion Funding     $ 1,500,000.00
               11     Business Lenders      Medallion Financial   $ 1,145,788.83

September      12     Business Lenders      Medallion Financial   $ 3,225,125.21
               13     Medallion Financial   Medallion Funding     $ 5,984,455.25
               14     Medallion Financial   Medallion Funding     $   668,070.96
               15     Medallion Financial   Medallion Funding     $ 5,325,710.82

October        16     Freshstart            Medallion Funding     $ 6,071,858.27
               17     Business Lenders      Medallion Financial   $ 2,336,056.16

November       18     Business Lenders      Medallion Financial   $ 1,250,675.00
               19     Medallion Financial   Medallion Funding     $ 4,412,778.02

December       20     Business Lenders      Medallion Financial   $ 5,180,175.45
               21     Medallion Funding     Freshstart            $ 4,172,682.00
               22     Medallion Funding     Medallion Capitol     $ 3,525,054.00
               23     Medallion Financial   Medallion Funding     $   387,828.80
               24     Medallion Financial   Medallion Funding     $   624,021.42

January        25     Business Lenders      Medallion Financial   $ 1,674,031.65
               26     Medallion Funding     Freshstart            $   571,849.66

February       27      Business Lenders      Medallion Financial  $    79,500.00
               28      Medallion Funding     Freshstart           $ 1,074,489.37

March          29      Business Lenders      Medallion Financial  $   313,532.15

May            30      Medallion Funding     Medallion Capital    $   950,000.00

June           31      Medallion Funding     Medallion Capital    $   450,000.00
               32      Medallion Funding     Medallion Capital    $ 6,691,423.44